UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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NORTHSTAR REALTY EUROPE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018 Notice of Annual Meeting of
Stockholders and Proxy Statement

To the Stockholders of NorthStar Realty Europe Corp.:

It is our pleasure to invite you to the 2018 Annual Meeting of stockholders of NorthStar Realty Europe Corp., a Maryland corporation. The annual meeting will be held at 535 Madison Avenue, 7th  Floor, New York, New York 10022, on August 3, 2018, beginning at 8:00 a.m., Eastern Time.

The enclosed materials include a notice of meeting, proxy statement, proxy card, self-addressed pre-paid envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2017.

Details of the business expected to come before the annual meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and proxy materials.

Your vote is important. Whether or not you intend to be present at the meeting, it is important that your shares be represented. Please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy materials provide you with details on how to authorize a proxy by these three methods. If you determine to mail us your proxy, please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose. Attendance alone will not revoke a previously authorized proxy.

We look forward to receiving your proxy and seeing you at the meeting.

Sincerely,

RICHARD B. SALTZMAN Chairman	MAHBOD NIA Chief Executive Officer and President

June 25, 2018
New York, New York

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

August 3, 2018
8:00 a.m., Eastern Time

535 Madison Avenue, 7th  Floor
New York, New York 10022

TO THE STOCKHOLDERS OF NORTHSTAR REALTY EUROPE CORP.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of NorthStar Realty Europe Corp., a Maryland corporation, or the Company, will be held on Friday, August 3, 2018, at the above time and address to consider and vote upon the following proposals:

1.	Election of Directors: Elect seven directors nominated by the Company’s Board of Directors, each to serve until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified;
2.	Ratification of Independent Registered Public Accounting Firm: Ratify the appointment of PricewaterhouseCoopers, Société coopérative as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;
3.	Amendment to the Company’s Charter: Approve an amendment to the Company’s charter that would permit the Company’s board of directors to provide stockholders with the right to alter, amend or repeal the Company’s bylaws and adopt new bylaws to the extent permitted in the Company’s bylaws;
4.	Authorize Issuance of Shares to our Asset Manager: Approve the issuance of up to 5,000,000 shares of the Company’s common stock, $0.01 par value per share, for potential issuance to the Company’s asset manager, CNI NRE Advisors, LLC (but only to the extent CNI NRE Advisors, LLC has earned an incentive fee), (i) as payment in lieu of cash incentive fees under the terms of the amended and restated management agreement, dated as of November 9, 2017, by and between the Company and CNI NRE Advisors, LLC, or (ii) as payment in lieu of cash incentive fees owed to CNI NRE Advisors, LLC under the terms of any other management agreement as may be in effect from time to time; and
5.	Other Business: Transact any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

RECORD DATE

You can vote if you are a stockholder of record at the close of business on June 19, 2018.

PROXY VOTING

Stockholders as of the Record Date are invited to attend the annual meeting. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose. Attendance alone will not revoke a previously authorized proxy.

By Order of the Board of Directors,

TREVOR K. ROSS
General Counsel and Secretary

June 25, 2018
New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on
August 3, 2018.

This proxy statement and our 2017 Annual Report are available at
http://www.astproxyportal.com/ast/20341.

Page
PROXY SUMMARY	2
PROPOSAL NO. 1: Election of Directors	7
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	8
BOARD OF DIRECTORS	8
EXECUTIVE OFFICERS	12
CORPORATE GOVERNANCE	13
INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES	17
DIRECTOR COMPENSATION	19
EXECUTIVE COMPENSATION	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
PROPOSAL NO. 2: Ratification of Appointment of Our Independent Registered Public Accounting Firm	29
AUDIT COMMITTEE REPORT	29
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES	31
PROPOSAL NO. 3: Amendment to our charter that would permit our Board of Directors to provide stockholders with the right to amend our bylaws to the extent permitted in our bylaws	32
PROPOSAL NO. 4: Authorize issuance of up to 5,000,000 shares of common stock for potential payment of incentive fees to our Asset Manager	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
FREQUENTLY ASKED QUESTIONS AND ANSWERS	42
OTHER INFORMATION	45
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2019	45
STOCKHOLDER NOMINATIONS AND RECOMMENDATIONS OF POTENTIAL CANDIDATES	45
ANNUAL REPORT	46
WHERE YOU CAN FIND MORE INFORMATION	46
INCORPORATION BY REFERENCE	46
APPENDIX A	A-1

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 1

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to the “Company,” “we,” “our” or “us” mean NorthStar Realty Europe Corp., a Maryland corporation. References to “our Asset Manager” refer to CNI NRE Advisors, LLC (f/k/a NSAM J-NRE Ltd.), a subsidiary of NorthStar Asset Management Group Inc., a Delaware corporation, for the period prior to the Mergers (refer below) and a subsidiary of Colony Capital, Inc., a Maryland corporation, for the period subsequent to the Mergers.

2018 ANNUAL MEETING

•	Date and Time: August 3, 2018, at 8:00 a.m., Eastern Time
•	Place: 535 Madison Avenue, 7th Floor, New York, New York 10022
•	Voting: Only holders of record of the Company’s common stock, $0.01 par value per share (the “common stock”), as of the close of business on June 19, 2018, the record date, will be entitled to notice and to vote at the 2018 Annual Meeting and any postponement or adjournment thereof. Each share of common stock entitles its holder to one vote.

PROPOSALS AND BOARD RECOMMENDATIONS

PROPOSAL		BOARD RECOMMENDATION	FOR MORE INFORMATION
1	Election of Directors	FOR all nominees	Page 7

2	To ratify the appointment of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR	Page 29

3	Amendment to our charter that will permit our Board of Directors to provide stockholders with the right to alter, amend or repeal our bylaws and adopt new bylaws to the extent permitted in our bylaws	FOR	Page 32

4	Authorize issuance of up to 5,000,000 shares of common stock for potential payment of incentive fees to our Asset Manager	FOR	Page 33

Stockholders will also consider and vote upon any other matter that properly comes before the 2018 Annual Meeting or any postponement or adjournment thereof.

2 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

PROXY SUMMARY

HOW TO CAST YOUR VOTE OR AUTHORIZE A PROXY

We have provided you with four different methods for you to vote or authorize a proxy to vote your shares. Please see “Frequently Asked Questions and Answers” on page 42 for further information.

	How to Vote / Authorize a Proxy	Stockholder of Record (Shares registered in your name with American Stock Transfer & Trust Company)	Street Name Holders (Shares held through Broker, Bank or Other nominee)
BY INTERNET USING A COMPUTER	Visit the applicable voting website and follow the on-screen instructions:	www.voteproxy.com	Refer to voting instruction form.
BY TELEPHONE	In the United States call: In foreign countries call:	1-800-proxies +1 (718) 921-8500	Refer to voting instruction form.
BY MAIL	Sign, date and return your completed proxy card by mail.
IN PERSON	For instructions on attending the 2018 Annual Meeting in person, please see page 42.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 3

PROXY SUMMARY

COMPANY OVERVIEW

NorthStar Realty Europe Corp., a Maryland corporation and a publicly-traded real estate investment trust (“REIT”) is a European focused commercial real estate company with predominantly prime office properties in key cities within Germany, the United Kingdom and France. We commenced operations on November 1, 2015 following the spin-off of the Company by NorthStar Realty Finance Corp. (“NorthStar Realty”), which we refer to as the “Spin-off.” We are externally managed and advised by our Asset Manager. Substantially all of our assets, directly or indirectly, are held by, and we conduct our operations, directly or indirectly, through NorthStar Realty Europe Limited Partnership, a Delaware limited partnership and our operating partnership (our “Operating Partnership”).

The Mergers

On January 10, 2017, NorthStar Asset Management Group Inc. (“NSAM”) completed a tri-party merger with NorthStar Realty and Colony Capital, Inc. (“Colony”), under which the companies combined in an all-stock merger (the “Mergers”) of equals transaction to create a diversified real estate and investment management company. Under the terms of the merger agreement, NSAM, Colony and NorthStar Realty, through a series of transactions, merged with and into a wholly owned subsidiary of NSAM, which was named Colony Capital, Inc., or Colony or CLNY.

BOARD NOMINEES (page 8)

The following table provides information about the seven candidates who have been nominated by our Board of Directors (our “Board”) for election to our Board at the 2018 Annual Meeting.

NAME	AGE(1)	DIRECTOR SINCE	INDEPENDENCE STATUS(2)	OCCUPATION	COMMITTEE MEMBERSHIPS
					AC	CC	NCG
Richard B. Saltzman	61	2017	No	Chief Executive Officer and President of Colony Capital, Inc.	—	—	—
Mahbod Nia	42	2018	No	Chief Executive Officer and President of the Company and Managing Director of Colony Capital, Inc.	—	—	—
Mario Chisholm	34	2015	Yes	Founding Principal of SVS Real Estate	M	M	—
Judith A. Hannaway(3)	66	2015	Yes	Former Managing Director of Scudder Investments	—	M	C
Dianne Hurley	55	2016	Yes	Chief Administrative Officer of A&E Real Estate	—	—	M
Oscar Junquera	64	2015	Yes	Founder, PanMar Capital llc	M	C	—
Wesley D. Minami	61	2015	Yes	Principal of Billy Casper Golf LLC	C,E	—	M
(1)	As of June 15, 2018.
(2)	Independence is determined by our Board in accordance with the applicable New York Stock Exchange listing standards.
(3)	Lead Non-Management Director of the Company.

AC Audit Committee      CC Compensation Committee      NCG Nominating and Corporate Governance Committee

C Committee Chair      M Committee Member      E Audit Committee Financial Expert

Our Board met on 11 occasions and all directors, except Messrs. Hamamoto and Saltzman, attended at least 75% of the aggregate number of meetings of our Board and of all committees on which they served during the periods they served during fiscal year 2017. Messrs. Hamamoto and Saltzman recused themselves from four meetings of our Board due to the subject matter of those meetings, but attended 100% of the remaining board meetings during fiscal year 2017.

4 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS (page 13)

•	No classified board
•	Opted out of provisions of Maryland law permitting an election by our Board to classify itself without a stockholder vote
•	No stockholder rights plan
•	Majority voting policy applied in connection with uncontested elections of directors by plurality vote
•	Equity ownership policies for directors and executive officers
•	Roles of Chairman and Chief Executive Officer are separated
•	All NYSE-required Board committees consist solely of independent directors
•	Independent directors meet regularly in executive session
•	Comprehensive Code of Business Conduct and Ethics and Corporate Governance Guidelines
•	Board and each committee have express authority to retain outside advisors
•	Assuming the approval of Proposal 3 described in this proxy statement, our stockholders will have the right to alter, amend or repeal our bylaws and adopt new bylaws without any action by our Board
•	Independent directors conduct annual review of CEO and Company performance

STOCKHOLDER ENGAGEMENT

We value our stockholders’ perspectives on our business and each year interact with stockholders through numerous stockholder engagement activities. These engagement activities, and the perspectives we learn, are informative and helpful to us in our ongoing effort to increase stockholder value.

Our Investor Relations department is the contact point for stockholder interaction with the Company. Stockholders may also access investor information about the Company through our website at www.nrecorp.com. For questions concerning Investor Relations, please call +1 855-527-8539 or e-mail us from the Information Request page of the Stockholders section available on our website at www.nrecorp.com.

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (page 29)

The Audit Committee of our Board has appointed PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Stockholder ratification of the selection of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers, Société coopérative to the stockholders for ratification as a matter of good corporate governance. If this selection is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement, but will not be required to appoint a different firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

CHARTER AMENDMENT (page 32)

Currently, the charter of the Company (our “Charter”) and our bylaws, adopted as of June 18, 2015 (our “Bylaws”) each provide that our Board shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

Our Board has adopted and declared advisable, and recommends for approval by our stockholders, an amendment to our Charter that would allow our Board of Directors to amend our Bylaws to provide stockholders with the right to alter, amend or repeal our bylaws or adopt new bylaws in accordance with the provisions of the Bylaws. Subject to stockholder approval of such Charter amendment, our Board has approved an amendment to our Bylaws, which will allow for the Bylaws to be adopted, altered or repealed by (i) our Board or (ii) the stockholders, pursuant to a binding proposal submitted to the stockholders for approval at a duly called annual or special meeting of stockholders, by the affirmative vote of a majority of the votes entitled to be cast on the matter. The adoption of such amendment to the Bylaws is conditioned upon the approval of such Charter amendment at the 2018 Annual Meeting and upon effectiveness of such amendment to the Charter.

AUTHORIZE ISSUANCE OF SHARES AS POTENTIAL PAYMENT OF INCENTIVE FEES TO OUR ASSET MANAGER (page 33)

On November 9, 2017, we entered into an amended and restated management agreement with our Asset Manager effective as of January 1, 2018. Pursuant to the amended and restated management agreement, the Company is obligated to pay our Asset Manager certain base management fees, as well as, in some circumstances, an incentive fee.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 5

PROXY SUMMARY

In order for the Company to retain maximum flexibility in the manner in which it pays any incentive fees due to our Asset Manager, our Board has adopted and declared advisable, and recommends for approval by our stockholders, the issuance of up to 5,000,000 shares of our common stock as potential payment to our Asset Manager of incentive fees, if any, due pursuant to the terms of the amended and restated management agreement, or pursuant to any amendment thereof or any new management agreement with our Asset Manager, to the extent our Board elects to pay some or all of such incentive fee in shares of our common stock.

If no incentive fee becomes due and payable pursuant to the terms of the amended and restated management agreement, any amendment thereof, or any new management agreement with our Asset Manager, none of the shares of common stock authorized for issuance pursuant to this proposal will be issued to our Asset Manager. If this proposal is approved by our stockholders, the disinterested directors of our Board will have complete discretion in determining how much of the incentive fee, if any, due to our Asset Manager, will be paid in cash or in shares of restricted common stock or shares of unrestricted common stock repurchased by us in the open market (or a combination thereof). In making such determination, the disinterested directors will consider factors including, but not limited to, the availability of cash on hand to pay the incentive fee or repurchase shares of unrestricted common stock in the open market and the potential impact of dilution on the Company’s stockholders.

6 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

PROPOSAL NO. 1: Election Of Directors

PROPOSAL NO. 1: Election Of Directors

Our Board currently consists of seven members. Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has unanimously recommended that the following seven persons be elected to serve on our Board, each until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified: Richard B. Saltzman, Mahbod Nia, Mario Chisholm, Judith A. Hannaway, Dianne Hurley, Oscar Junquera, and Wesley D. Minami. All of the nominees are current directors of the Company.

Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the 2018 Annual Meeting, a nominee is not able to serve, proxies will be voted for an additional person designated by our Board, unless our Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Charter and Bylaws.

Our Board of Directors Unanimously Recommends a Vote “FOR” the Election of Each of the Nominees Identified Above.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 7

PROPOSAL NO. 1: Election Of Directors

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information concerning our Board and executive officers. The director nominees and executives listed below are leaders in business as well as in the real estate and financial communities because of their intellectual acumen and analytic skills, strategic vision and their records of accomplishments. Each director nominee has been nominated to stand for re-election in part because of his or her ability and willingness to understand our unique position and evaluate and implement our strategies. In connection with the resignation of David T. Hamamoto from our Board on January 11, 2018, the Nominating and Corporate Governance Committee recommended to our Board that Mahbod Nia be elected to replace Mr. Hamamoto as a member of our Board, and Mr. Nia was elected to our Board effective January 11, 2018.

The information below includes each director nominee’s and executive officer’s name, principal occupation, business history and certain other information, including, for director nominees, the specific experience, qualifications, attributes and skills that led our Board to conclude that each such person should serve as a director of the Company.

BOARD OF DIRECTORS

NAME	AGE(1)
Richard B. Saltzman	61
Mahbod Nia	42
Mario Chisholm	34
Judith A. Hannaway	66
Dianne Hurley	55
Oscar Junquera	64
Wesley D. Minami	61
(1)	As of June 15, 2018

Richard B. Saltzman. Mr. Saltzman has served as our director since February 2017 and as Chairman since January 2018. Mr. Saltzman also serves as the President and Chief Executive Officer and a member of the Board of Directors of CLNY, having previously held the positions of President and Chief Executive Officer and a member of the Board of Directors of Colony Capital, Inc., the predecessor to CLNY. In addition, he is Chairman of the Board of Directors of Colony Credit Real Estate, Inc. (NYSE: CLNC), a company that is externally managed by CLNY.

Prior to joining the Colony Capital business in 2003, Mr. Saltzman spent 24 years in the investment banking business primarily specializing in real estate-related businesses and investments. Most recently, he was a Managing Director and Vice Chairman of Merrill Lynch’s investment banking division. As a member of the investment banking operating committee, he oversaw the firm’s global real estate, hospitality and restaurant businesses. Previously, he also served as Chief Operating Officer of Investment Banking and had responsibility for Merrill Lynch’s Global Leveraged Finance business. Mr. Saltzman was also responsible for various real estate-related principal investments, including the Zell/Merrill Lynch series of funds which acquired more than $3.0 billion of commercial real estate assets and where he was a member of the investment committee.

Mr. Saltzman also serves on the Board of Directors of Kimco Realty Corporation (NYSE: KIM). Previously, he served on the Board of Trustees of Colony Starwood Homes (NYSE: SFR) from January 2016 to June 2017. He was also previously a member of the Board of Governors of the National Association of Real Estate Investment Trusts (Nareit), on the Board of directors of the Real Estate Roundtable and a member of the Board of Trustees of the Urban Land Institute, Treasurer of the Pension Real Estate Association, a Director of the Association of Foreign Investors in Real Estate and a past Chairman of the Real Estate Capital Policy Advisory Committee of the National Realty Committee.

In addition, under the terms of the amended and restated management agreement, dated as of November 9, 2017, by and between the Company and our Asset Manager, our Asset Manager has the right to designate one nominee to be included in the nominees nominated by our Board for election at each of the Company’s annual meetings, beginning with the 2018 Annual Meeting. Our Asset Manager has designated Richard B. Saltzman for nomination to our Board pursuant to the amended and restated management agreement.

Mr. Saltzman received his Bachelor of Arts from Swarthmore College in 1977 and a Master of Science in Industrial Administration from Carnegie Mellon University in 1979.

Consideration for Recommendation: Mr. Saltzman’s expertise in real estate-related businesses, investments and capital markets, as well as his current and past service on the boards of real estate investment trusts and other real estate-based

8 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

PROPOSAL NO. 1: Election Of Directors

organizations, provides a valuable perspective to our Board of Directors in developing, leading and overseeing our business. Mr. Saltzman’s expertise and experience qualify him to serve as our director.

Mahbod Nia. Mr. Nia has served as our Chief Executive Officer and President since June 2015 and as a director since January 2018. Mr. Nia also serves as Managing Director at CLNY, a position he has held since January 2017 and served as Managing Director and Head of European Investments at NSAM, a position he held from July 2014 to January 2017.

Prior to joining NSAM, from 2010 to July 2014, Mr. Nia acted as an independent advisor, including for PanCap Investment Partners, a European real estate investment and advisory firm with clients including Goldman Sachs (Real Estate Principal Investments Area) and other blue chip institutions. From 2007 to 2009, Mr. Nia was a Senior Executive Director in the Real Estate Banking Group at Goldman Sachs. Prior to 2007, Mr. Nia served in various positions at Citigroup Inc. (formerly Salomon Brothers).

Mr. Nia holds a Masters in Economics and Finance from the University of Warwick and a First Class Honors degree in Economics for Business.

Consideration for Recommendation: As our Chief Executive Officer and President, Mr. Nia offers our Board an intuitive perspective of our business and operations as a whole. Mr. Nia also has significant experience in all aspects of the commercial real estate markets, with a particular focus in Europe. Mr. Nia is able to draw on his extensive knowledge to develop and articulate sustainable initiatives, operational risk management and strategic planning, which qualifies him to serve as our director.

Mario Chisholm. Mr. Chisholm has served as our independent director since October 2015. Mr. Chisholm is the Founding Principal of Sandman Ventures Ltd. (SVS Real Estate), which he founded in July 2014. SVS Real Estate is a London based company specializing in real estate, hospitality and PropTech. SVS Real Estate acts as an investor, advisor, asset manager and/or operating partner in real estate related transactions across the world. Additionally, in July 2014, SVS Real Estate invested in Spanish Real Estate asset manager Urban Input S.L. and Mr. Chisholm joined the investment committee of Urban Input S.L. In July 2014, Mr. Chisholm co-founded Uniq Residential S.L., a real estate development company focused on residential and hospitality developments in Spain, and continues to serve as a board member. Prior to SVS Real Estate’s founding, Mr. Chisholm served as a real estate investor at Och-Ziff Capital Management Europe Ltd from July 2011 to June 2014, during which time he negotiated and completed various pan-European real estate transactions across a wide array of asset classes, multiple geographies and across the capital structure. From 2009 to 2011, Mr. Chisholm served as a real estate professional at Benson Elliot Services Ltd, where he managed various real estate development projects in the Iberian Region and in Hungary.

Between 2005 and 2009, Mr. Chisholm also served as a real estate finance banker at Goldman Sachs International, served as a real estate finance/securitization analyst at Citigroup Global Markets Ltd, (Citigroup) and carried out a real estate related study for the European Central Bank monetary policy division in Frankfurt, Germany.

Mr. Chisholm also holds a position as a board member of Spanish high-street retail REIT, Tander Inversiones SOCIMI S.A., and PropTech start-ups EnergyDeck Ltd and Lavalocker S.L.

Mr. Chisholm has a Bachelor of Economic Science, with Honours, and a Masters of Science in Economics and Econometrics with Merit, each received from the University of Manchester.

Consideration for Recommendation: Mr. Chisholm has acquired a deep knowledge of the international investment market through his substantial experience in pan-European real estate development and finance transactions across a wide array of asset classes, multiple geographies and across the capital structure. Mr. Chisholm’s significant international real estate experience and strong finance and banking background qualify him to serve as our director.

Judith A. Hannaway. Ms. Hannaway has served as our lead independent director since October 2015. During the past five years, Ms. Hannaway has acted as a consultant to various financial institutions. Prior to acting as a consultant, Ms. Hannaway was previously employed by Scudder Investments, a wholly-owned subsidiary of Deutsche Bank Asset Management, as a Managing Director. Ms. Hannaway joined Scudder Investments in 1994 and was responsible for Special Product Development including closed-end funds, offshore funds and REIT funds. Prior to joining Scudder Investments, Ms. Hannaway was employed by Kidder Peabody as a Senior Vice President in Alternative Investment Product Development. She joined Kidder Peabody in 1980 as a Real-Estate Product Manager. Ms. Hannaway also serves as an independent director of Fortress Transportation & Infrastructure LLC since January 2018, and previously served as an independent director of NorthStar Realty and NSAM from September 2004 and June 2014, respectively through January 2017.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 9

PROPOSAL NO. 1: Election Of Directors

Ms. Hannaway holds a Bachelor of Arts from Newton College of the Sacred Heart and a Master of Business Administration from Simmons College Graduate Program in Management.

Consideration for Recommendation: Ms. Hannaway has had significant experience at major financial institutions and has broad ranging financial services expertise and experience in the areas of financial reporting, risk management and alternative investment products. Ms. Hannaway’s financial-related experience qualifies her to serve as our director.

Dianne Hurley. Ms. Hurley has served as our independent director since July 2016. Ms. Hurley has served as an independent director and member of the audit committee of NorthStar/RXR New York Metro Real Estate since February 2015, as an independent director and audit committee chair of Griffin-American Healthcare REIT IV, Inc. since February 2016, and as an independent director and audit committee chair of NorthStar Real Estate Capital Income Fund since March 2016.

Ms. Hurley is the Chief Administrative Officer of A&E Real Estate, an owner/operator of multifamily properties in the New York City Metropolitan area, where she has worked on all aspects related to the firm’s management since March 2017. Prior to that, from January 2015, she was an operational consultant to startup asset management firms including Stonecourt Capital LP, Imperial Companies and RedBird Capital Partners. Previously, Ms. Hurley served from November 2011 to January 2015, as Managing Director of SG Partners, a boutique executive search firm, where her responsibilities included business development, private equity, hedge fund, real estate and investor relations recruiting efforts. From September 2009 to November 2011, Ms. Hurley served as the Chief Operating Officer, Global Distribution, at Credit Suisse Asset Management, where she was responsible for overall management of the sales business, strategic initiatives, financial and client reporting, and regulatory and compliance oversight. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon Capital, where she was responsible for investor relations and fundraising, human capital management, compliance policy implementation, joint venture real estate investments and corporate real estate. Earlier in her career, Ms. Hurley worked in real estate and corporate finance at Edison Schools Inc. and in the real estate department at Goldman Sachs.

Ms. Hurley holds a Bachelor of Arts from Harvard University and a Master of Business Administration from Yale School of Management.

Consideration for Recommendation: Ms. Hurley’s knowledge of real estate finance and operations qualify her to serve as a director. Our board of directors also believe that her regulatory and compliance experience will bring valuable insight to us. With her extensive background in real estate finance and real estate operations, Ms. Hurley brings valuable business skills to our Board.

Oscar Junquera. Mr. Junquera has served as an independent director since October 2015. Mr. Junquera also serves on the board of directors of Toroso Investments LLC and has previously served on the board of directors of NSAM from June 2014 through January 2017. Mr. Junquera has also previously served on the board of directors of HF2 Financial Management Inc. from February 2013 until March 2015. Mr. Junquera is the founder of PanMar Capital llc., a private equity firm specializing in the financial services industry and has been a Managing Partner since its formation in January 2008. Mr. Junquera worked on matters related to the formation of PanMar Capital LLC. from July 2007 until December 2008. From 1980 until June 2007, Mr. Junquera was at PaineWebber, which was sold to UBS AG in 2000. He began at PaineWebber in the Investment Banking Division and was appointed Managing Director in 1988, Group Head-Financial Institutions in 1990 and a member of the Investment Banking Executive Committee in 1995. Following the sale of PaineWebber to UBS in 2000, Mr. Junquera was appointed Global Head of Asset Management Investment Banking at UBS and was responsible for establishing and building the bank’s franchise with mutual fund, institutional, high net worth and alternative asset management firms, as well as banks, insurance and financial services companies active in asset management. Mr. Junquera has served on the Board of Trustees of the Long Island Chapter of the Nature Conservancy and is a supporter of various other charitable organizations.

Mr. Junquera holds a Bachelor of Science from the University of Pennsylvania’s Wharton School and a Master of Business Administration from Harvard Business School.

Consideration for Recommendation: Mr. Junquera has over 25 years of investment banking experience, most recently as a Managing Director in the Global Financial Institutions Group at UBS Investment Bank and Global Head of Asset Management Investment Banking. Mr. Junquera’s experience covers a unique cross-section of strategic advisory and capital markets activities, including the structuring and distribution of investment funds and permanent capital vehicles, which qualifies him to serve as our director.

Wesley D. Minami. Mr. Minami has served as our independent director since October 2015. Mr. Minami serves as Principal of Billy Casper Golf LLC, a position he has held since March 2012, and served as President of Billy Casper Golf LLC from 2003

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until March 2012. From 2001 to 2002, he served as President of Charles E. Smith Residential Realty, Inc., a REIT that was listed on the NYSE. In this capacity, Mr. Minami was responsible for the development, construction, acquisition and property management of over 22,000 high-rise apartments in five major U.S. markets. He resigned from this position after completing the transition and integration of Charles E. Smith Residential Realty, Inc. from an independent public company to a division of Archstone-Smith Trust, an apartment company that was listed on the NYSE. From 1997 to 2001, Mr. Minami worked as Chief Financial Officer and then Chief Operating Officer of Charles E. Smith Residential Realty, Inc. Prior to 1997, Mr. Minami served in various financial service capacities for numerous entities, including Ascent Entertainment Group, Comsat Corporation, Oxford Realty Services Corporation and Satellite Business Systems. Mr. Minami also served as a director of NorthStar Realty and NSAM from September 2004 and June 2014, respectively, through January 2017.

Mr. Minami holds a Bachelor of Arts in Economics, with honors, from Grinnell College and a Master of Business Administration in Finance from the University of Chicago.

Consideration for Recommendation: Mr. Minami, who has served as president of a publicly-traded REIT, chief financial officer and chief operating officer of a real estate company and in various financial service capacities, brings corporate finance, operations, public company and executive leadership expertise to our Board. Mr. Minami’s diverse experience, real estate background and understanding of financial statements qualify him to serve as our director.

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PROPOSAL NO. 1: Election Of Directors

EXECUTIVE OFFICERS

NAME	AGE(1)	POSITION
Mahbod Nia	42	Chief Executive Officer and President
Keith A. Feldman	42	Chief Financial Officer and Treasurer
Trevor K. Ross	40	General Counsel and Secretary
(1)	As of June 15, 2018

Biographical information concerning Mr. Nia is set forth above under the caption “Board of Directors.”

Keith A. Feldman. Mr. Feldman has served as our Chief Financial Officer and Treasurer since May 2017. Mr. Feldman also serves as a managing director of CLNY, a position he has held since January 2017 and served as a managing director of NSAM, from July 2014 to January 2017, as a managing director of NorthStar Realty from January 2014 to July 2014 and as a director of NorthStar Realty from January 2012 to December 2013. In each of these roles, Mr. Feldman’s responsibilities included capital markets, corporate finance, and investor relations. Earlier in his career, Mr. Feldman held various financial positions at NorthStar Realty, Goldman Sachs, J.P. Morgan Chase and KPMG LLP.

Mr. Feldman received a Bachelor of Science in accounting from Binghamton University. Mr. Feldman is a CFA charterholder.

Trevor K. Ross. Mr. Ross has served as our General Counsel and Secretary since September 2015. Mr. Ross is responsible for the management of legal affairs and generally provides legal and other support to the operations of the Company. Mr. Ross also serves as Managing Director, Deputy General Counsel, Europe at CLNY, a position he has held since January 2017. Mr. Ross is responsible for the management of European legal affairs and generally provides legal and other support to the European operations of CLNY. Prior to joining us, Mr. Ross was a partner in the Real Estate Capital Markets practice at the law firm of Hunton Andrews Kurth LLP (formerly known as Hunton & Williams LLP). Mr. Ross practiced at Hunton Andrews Kurth from September 2002 until August 2015 where he advised numerous REITs and other specialty finance companies and specialized in capital markets transactions, mergers and acquisitions, securities law compliance and corporate governance matters.

Mr. Ross holds a Bachelor of Business Administration in finance and accounting from Mercer University and a Juris Doctor, cum laude, from the Mercer University School of Law where he served as the Articles Editor of the Mercer Law Review.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES AND CODES OF ETHICS

We are committed to good corporate governance practices and, as such, we have adopted our Corporate Governance Guidelines and Codes of Ethics discussed below to enhance our effectiveness. These guidelines and codes are available on our website at www.nrecorp.com under the heading “Shareholders—Corporate Governance.” You can also receive a copy of our Corporate Governance Guidelines and Codes of Ethics, without charge, by writing to the General Counsel at NorthStar Realty Europe Corp., 590 Madison Avenue, 34th  Floor, New York, New York 10022.

Our Corporate Governance Guidelines are designed to assist our Board in exercising its responsibilities. Our Corporate Governance Guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession and self-evaluation. Our Code of Business Conduct and Ethics relates to the conduct of our business by our officers and directors and the employees, officers and directors of our Manager and Colony who provide services to us. We seek to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Among other things, our Code of Business Conduct and Ethics prohibits covered persons from providing gifts, meals or anything of value to government officials or employees or members of their families in connection with our business without prior written approval from the Company’s General Counsel. We have also adopted a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers of the Company performing similar functions who have been identified by the Chief Executive Officer from time to time. We will disclose on our website any amendments to our Codes of Ethics or waivers from our Codes of Ethics applicable to any of our directors, executive officers or other officers that would otherwise be required to be disclosed under the rules of the Securities and Exchange Commission, or SEC, or the NYSE.

DIRECTOR INDEPENDENCE

Of our seven directors being nominated for re-election by our Board, our Board has affirmatively determined that Messrs. Chisholm, Junquera and Minami and Mses. Hannaway and Hurley are independent under the NYSE rules. In determining director independence, our Board reviewed, among other things, any transactions or relationships that currently exist or that have existed since our incorporation, between each director and the Company and its subsidiaries, affiliates and equity investors, independent auditors or members of senior management. In particular, our Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. Our Board also considered the participation of any director serving on boards of directors of other companies that are also managed by Colony. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests under the NYSE rules for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

BOARD LEADERSHIP STRUCTURE

Our Board believes it is important to select its Chairman and the Company’s Chief Executive Officer in the manner it considers to be in the best interests of the Company at any given point in time. The members of our Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs. Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals. After careful consideration, our Board believes that the most effective leadership structure for the Company at this time is to separate the roles of Chairman and Chief Executive Officer. Currently, Mr. Saltzman serves as our Chairman and Mr. Nia serves as our Chief Executive Officer. With Mr. Saltzman as our Chairman, we are able to benefit from his experience, knowledge, leadership and vision. Our Board elected Mr. Nia as our Chief Executive Officer in June 2015. Our Board believes that having a Chief Executive Officer with extensive European real estate industry knowledge and relationships such as Mr. Nia and who is dedicated to our business currently best serves the interests of the Company. Our Board continually evaluates the Company’s leadership structure and could in the future decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of the Company.

To promote the independence of our Board and appropriate oversight of management, the independent directors select a Lead Non-Management Director, currently Ms. Hannaway, to facilitate free and open discussion and communication among the independent directors of our Board and management. The Lead Non-Management Director presides at all executive sessions

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PROPOSAL NO. 1: Election Of Directors

at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our Board, but may be called at any time by our Lead Non-Management Director or any of our other independent directors. In 2017, our independent directors met six times in executive session without management present following Board meetings and met outside of regularly scheduled Board meetings on a number of occasions. Our Lead Non-Management Director sets the agenda for these meetings and discusses issues that arise during those meetings with our Chairman and Chief Executive Officer, as appropriate. Our Lead Non-Management Director also discusses Board meeting agendas with our Chairman and Secretary and may request the inclusion of additional agenda items for meetings of our Board. As provided in our Corporate Governance Guidelines, the individual who serves as the Lead Non-Management Director is generally expected to rotate every two years.

BOARD’S ROLE IN RISK OVERSIGHT

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is communicated to our Board. Our Board, as a whole and through its committees, has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks; our Board is not responsible, however, for defining or managing our various risks. Our Board is regularly informed by management of potential material risks and activities related to those risks at Board meetings. Members of our management team generally attend all Board meetings and are readily available to our Board to address any questions or concerns raised by our Board on risk management and any other matters.

VOTING STANDARD FOR ELECTION OF DIRECTORS

A director nominee will be elected by a plurality of all the votes cast at a meeting of stockholders at which a quorum is present, though our Corporate Governance Guidelines provide that in any non-contested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her offer to resign to our Board for its consideration. The Nominating and Corporate Governance Committee will consider such offer and recommend to our Board whether to accept the offer to resign. No later than the next regularly scheduled Board meeting to be held at least ten days after the date of the election, our Board will decide whether to accept the offer to resign. Our Board will promptly and publicly disclose its decision, which may be announced on the Company’s website or by other means. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The Nominating and Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

DIRECTORS OFFER OF RESIGNATION POLICY

Our Corporate Governance Guidelines provide that, whenever a member of our Board accepts a position with a company that is competitive to the Company’s business or violates our Code of Business Conduct and Ethics, Corporate Governance Guidelines or any other Company policy applicable to members of our Board, such Board member must offer his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee will consider the resignation offer, giving due consideration to all relevant factors that it deems appropriate under the circumstances, including, without limitation, any requirement of the NYSE or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will recommend to our Board the action to be taken with respect to any such resignation offer.

DIRECTOR NOMINATION PROCEDURES

The Nominating and Corporate Governance Committee generally believes that, at a minimum, candidates for membership on our Board should have demonstrated an ability to make a meaningful contribution to our Board’s oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to our Board based on, among other things, its evaluation of a candidate’s experience and skills, relevant industry background and knowledge, integrity, ability to make independent analytical inquiries and a willingness to devote adequate time and effort to Board responsibilities. The Nominating and Corporate Governance

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Committee does not have a specific diversity policy with respect to its director nomination process, but strives to create diversity in perspective, background and experience in our Board as a whole and seeks to have our Board nominate candidates who have such diverse perspectives, backgrounds and experiences.

When seeking to identify and recommend qualified candidates to our Board for Board membership, the Nominating and Corporate Governance Committee may solicit recommendations from members of our Board, our executive officers and any other source it deems appropriate, including firms, engaged at our expense, that specialize in identifying director candidates. The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

The Nominating and Corporate Governance Committee anticipates that once a person has been identified as a potential candidate, the Nominating and Corporate Governance Committee will collect and review publicly-available information regarding such person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chairperson or another member of the Nominating and Corporate Governance Committee will contact the person. If the person expresses a willingness to be considered and to serve on our Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Corporate Governance Committee might be considering and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

COMMUNICATIONS WITH OUR BOARD

Our Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Lead Non-Management Director, any member or all members of our Board by writing to any of them at c/o General Counsel at NorthStar Realty Europe Corp., 590 Madison Avenue, 34th  Floor, New York, New York 10022. All such communications received by the office of our General Counsel will be opened solely for the purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s).

POLICY FOR REVIEW OF RELATED PERSON TRANSACTIONS

Pursuant to our Audit Committee’s charter, our Audit Committee must review reports and disclosures of related party transactions and consider any potential conflicts of interest involving our executive officers or any member of our Board. The Audit Committee must review and consider for approval any related party transaction between us and any executive officer or director. When reviewing and evaluating a related party transaction, our Audit Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director’s or officer’s involvement in the transaction. In the event any such related party transaction involves a member of the Audit Committee, the transaction must be approved by a majority of the disinterested members of the Audit Committee.

To facilitate our Audit Committee’s review of related party transactions, on an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer or any member of his or her immediate family, has an interest. In addition, pursuant to our Code of Ethics, all potential conflict of interest situations, including related party transactions, must be disclosed to our General Counsel. To the extent any such potential conflict of interest disclosed to our General Counsel is a proposed related party transaction, the General Counsel will communicate such conflict and the proposed transaction to the Audit Committee. Further, our General Counsel will notify the members of our Audit Committee promptly of any material changes to previously approved or conditionally approved related party transactions.

See “Certain Relationships and Related Transactions” on page 36 for a description of our related party and certain other transactions.

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PROPOSAL NO. 1: Election Of Directors

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of such securities on Forms 3, 4 and 5 with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Forms 3, 4 and 5 that they file. Based solely on our review of the copies of such forms we received or written representations from certain reporting persons that no filings on such forms were required for those persons, we believe that all such filings required to be made during and with respect to the fiscal year ended December 31, 2017 by Section 16(a) of the Exchange Act were timely made.

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INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board met on 11 occasions and all directors, except Messrs. Hamamoto and Saltzman, attended at least 75% of the aggregate number of meetings of our Board and of all committees on which they served during the periods they served during fiscal year 2017. Messrs. Hamamoto and Saltzman recused themselves from 4 meetings of our Board due to the subject matter of those meetings, but attended 100% of the remaining board meetings during fiscal year 2017.

Members of our Board are encouraged to attend the annual meeting, but we do not currently maintain a policy requiring directors’ attendance at our annual stockholder meetings. All of our directors attended the 2017 annual meeting.

Our Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee as standing committees. Each of these standing committees has adopted a committee charter, which is available on our website at www.nrecorp.com under the heading “Shareholders—Corporate Governance” or by writing to the General Counsel at NorthStar Realty Europe Corp., 590 Madison Avenue, 34th  Floor, New York, New York 10022 to request a copy, without charge. Each committee of our Board is composed exclusively of independent directors, as defined by the NYSE rules.

The following table shows the current membership of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
INDEPENDENT DIRECTOR
Mario Chisholm	M	M	—
Judith A. Hannaway(1)	—	M	C
Dianne Hurley	—	—	M
Oscar Junquera	M	C	—
Wesley D. Minami	C,E	—	M
NUMBER OF MEETINGS HELD IN 2017	6	5	5

C         Committee Chair         M         Committee Member         E         Audit Committee Financial Expert

(1)	Lead Non-Management Director

AUDIT COMMITTEE

Our Board has determined that all three members of the Audit Committee are independent under the rules of the NYSE and that Wesley D. Minami is an “audit committee financial expert,” as that term is defined by applicable SEC rules. The Audit Committee is responsible for, among other things, engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and assisting our Board in its oversight of our internal controls over financial reporting. The Audit Committee Report is included later within this Proxy Statement.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the NYSE. The Nominating and Corporate Governance Committee is responsible for, among other things, seeking, considering and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance and annually recommends to our Board nominees for each committee of our Board. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our Board’s performance as a whole and of the individual directors and reports thereon to our Board.

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PROPOSAL NO. 1: Election Of Directors

COMPENSATION COMMITTEE

Our Board has determined that all members of the Compensation Committee are independent under the rules of the NYSE. The Compensation Committee is responsible for, among other things, determining compensation for our executive officers, administering and monitoring our equity compensation plans and evaluating the performance of our executive officers. The Compensation Committee is permitted by its charter to delegate some or all of its duties to a subcommittee comprising one or more members of the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, the following directors, all of whom are independent directors, served on our Compensation Committee: Messrs. Chisholm and Junquera and Ms. Hannaway. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

STRATEGIC REVIEW COMMITTEE

As previously announced, in March 2017 our Board established a Strategic Review Committee (“SRC”) consisting solely of independent directors of the Company. The SRC was established to, among other things, seek to evaluate opportunities to enhance stockholder value and to promote the best interests of our stockholders.

During 2017, the SRC focused on negotiating modifications to the management agreement initially put in place in connection with our separation from NorthStar Realty Finance Corp. in November 2015. With the assistance of external legal and financial advisors, the SRC negotiated a variety of improvements to the original agreement. As more fully described below under “Certain Relationships and Related Transactions - Management Agreement with our Asset Manager,” our original management agreement provided for, among other things, (a) an initial term of 20 years with automatic renewals for additional 20 year terms; and (b) no ability of our Board to decline to renew or terminate the agreement other than for “cause” (as defined in the management agreement). The amended and restated management agreement (which is described in detail below under “Certain Relationships and Related Transactions - Management Agreement Amendment”) revised the term and terminations provisions to reflect: (a) an initial five year term ending December 2023, with subsequent renewals for additional three years terms; and (b) the ability of the Board to decline to renew the agreement at the end of the initial five year term and each renewal term or to terminate the agreement at any time after the initial term in connection with a change of control of NRE, in each case, subject to the payment of a termination fee.

In addition, the fees payable under the management agreement were modified to be more in line with market precedent. Under the original management agreement, we paid the Asset Manager: (a) a minimum annual base management fee of $14 million plus 1.5% of, among other things, any equity issued by NRE and cumulative cash available for distribution in excess of cumulative distributions on our equity; and (b) an incentive fee ranging from 15% to 25% of our cash available for distribution exceeding certain levels. The Asset Manager also had the ability to allocate to us a significant portion of its general and administrative costs and expenses. The amended and restated management agreement now provides for: (a) an annual base management fee determined based on our reported EPRA NAV, with no minimum management fee payable; (b) an incentive fee payable only if our shareholders realize a return reflecting a 10% cumulative annual hurdle rate; and (c) significant limitations on the Asset Manager’s costs and expenses that can be allocated to the Company.

The SRC continues to work diligently to consider and evaluate opportunities to enhance stockholder value with the assistance of its outside legal and financial advisors. The SRC expects to continue such work throughout 2018.

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PROPOSAL NO. 1: Election Of Directors

DIRECTOR COMPENSATION

DETERMINATION OF COMPENSATION AWARDS

The Nominating and Corporate Governance Committee has responsibility for making recommendations to our Board regarding non-employee director compensation. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based compensation to attract and retain highly-qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, the skill-level required by us of members of our Board and competitive pay practice data. The Nominating and Corporate Governance Committee discusses its recommendations with Colony’s Chief Executive Officer and ultimately makes a recommendation to our Board with respect to all non-employee director compensation. In 2015, the Nominating and Corporate Governance Committee engaged a compensation consultant to assist it in reviewing competitive practice data regarding non-employee director compensation and to advise it in connection with making recommendations to our Board with respect to the amount and form of such compensation.

NON-EMPLOYEE DIRECTORS

Our non-employee directors’ fees are as follows: (i) board members receive an annual director’s cash retainer fee of $75,000; (ii) the chairperson of the Audit Committee receives an additional annual fee of $25,000; (iii) the chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual fee of $15,000; (iv) members of the Audit Committee (other than the chairperson) receive an additional annual fee of $15,000; (v) members of the Compensation Committee and Nominating and Corporate Governance Committee (other than the chairpersons) receive an additional annual fee of $7,500; (vi) the Lead Non-Management Director of our Board receives an additional annual fee of $40,000; (vii) each Board member receives an additional $1,000 for attendance at Board meetings in excess of ten meetings per year; and (viii) each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional $1,000 for attendance at each committee meeting that exceeds six meetings per year. In addition, the non-employee directors received a fee of $1,000 for attending each meeting of the Strategic Review Committee held during 2017 in connection with the amendment of the Company’s management agreement with our Asset Manager.

In connection with their re-election to our Board, our non-employee directors automatically receive equity awards with a value of approximately $75,000. These annual equity awards are granted on the first business day following each annual meeting of our stockholders and are fully vested upon grant.

We will also automatically grant to any person who first becomes a non-employee director an initial equity award with a value of approximately $75,000. These initial equity awards are granted on the date such non-employee director first becomes a director and generally vest annually over a period of three years from the date of grant.

Equity awards to our non-employee directors may be in the form of restricted common stock, restricted stock units (“RSUs”) or units of partnership interest which are structured as profits interest in our Operating Partnership (“LTIP units”). The actual number of shares, RSUs or LTIP units that we grant is determined by dividing the fixed value of the grant by the closing sale price of our common stock on the NYSE on the grant date.

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PROPOSAL NO. 1: Election Of Directors

DIRECTOR COMPENSATION TABLE

The following information details the compensation that our directors received during 2017.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)		Total
Mario Chisholm	$119,495	$75,000		$194,495
Judith A. Hannaway	160,289	75,000		235,289
Dianne Hurley	105,289	75,000		180,289
Oscar Junquera	126,789	75,000		201,789
Wesley D. Minami	129,003	75,000		204,003
Charles W. Schoenherr(3)	3,151	—		3,151
David T. Hamamoto(5)(6)	—	810,798	(4)	810,798
Albert Tylis(5)(6)	—	568,584	(4)	568,584
(1)	Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our directors in 2017. The grant date fair value of awards granted to our non-management directors was determined based on the closing price of our common stock on the grant date. As of December 31, 2017, none of the non-management directors nor Mr. Saltzman held any options or unvested stock awards in our company. For additional information with respect to Messrs. Hamamoto and Tylis, see note 4 below.
(2)	Mr. Saltzman did not receive any cash fees or equity awards from us during his service on our Board during 2017.
(3)	Mr. Schoenherr resigned from our Board and all committees thereof, effective as of January 10, 2017.
(4)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted in 2017 to Messrs. Hamamoto and Tylis. During 2017, Messrs. Hamamoto and Tylis were employees of Colony or one of its subsidiaries and provided services to us pursuant to the management agreement. The awards granted to Messrs. Hamamoto and Tylis related to these services and included grants made in order to fulfill our obligations under the management agreement with our Asset Manager in connection with long-term bonuses that NSAM’s compensation committee determined should be paid in equity. These grants were comprised of the following:
Name	Time-Based Restricted Stock(a)	Performance-Based Restricted Stock(b)
David T. Hamamoto	51,363	12,379
Albert Tylis	36,019	8,681
(a)	Represents restricted shares of our common stock that were allocated by NSAM’s compensation committee as long-term bonus for 2016 that we were obligated to grant pursuant to the terms of the management agreement with our Asset Manager, which were scheduled to vest in substantially equal installments on the grant date and December 31, 2017, 2018 and 2019, subject to continued employment through the applicable vesting date and subject to acceleration upon a change of control of the Company or NSAM. The grant date fair value of the restricted shares of our common stock was based on the closing price of our common stock on the grant date. In accordance with the terms of the restricted stock award agreements, vesting of these awards accelerated in full upon the closing of the Mergers because the transaction resulted in a change of control of NSAM.
(b)	Represents restricted shares of our common stock that were allocated by NSAM’s compensation committee as long-term bonus for 2016 that we were obligated to grant pursuant to the terms of the management agreement with our Asset Manager. These shares were scheduled to vest immediately prior to the consummation of the Mergers, subject to the director’s continued employment with NSAM or one of its subsidiaries, or NorthStar Realty or one of its subsidiaries, though such vesting date and were subject to forfeiture if the Mergers did not occur.
(5)	As of December 31, 2017, Mr. Hamamoto held 158,065 unvested Absolute TSR RSUs and 158,064 unvested Relative TSR RSUs and Mr. Tylis held 125,807 Absolute TSR RSUs and 125,806 Relative TSR RSUs. The maximum number of shares of our common stock that may be issuable pursuant to these RSUs is equal to the number of RSUs outstanding, except, as described above under “Executive Compensation-Spin-off Grants-Relative TSR RSUs,” up to 125% of the outstanding Relative TSR RSUs could be earned.
(6)	Mr. Tylis resigned from our Board and all committees thereof, effective as of February 13, 2017. Mr. Hamamoto resigned from our Board and all committees thereof, effective as of January 11, 2018. In December 2017, in connection with Mr. Hamamoto’s resignation, we agreed to modify Mr. Hamamoto’s Absolute TSR RSUs and Relative TSR RSUs to remove the employment-based vesting conditions originally contained in such RSUs, although the original performance-based vesting conditions continue to apply.
20 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

PROPOSAL NO. 1: Election Of Directors

DIRECTOR STOCK OWNERSHIP GUIDELINES

Our Board adopted the following minimum stock ownership guidelines for non-management members of our Board:

TITLE	GUIDELINE
Non-management Directors	A multiple of 3X annual director cash retainer

Ownership will include: (i) shares or LTIP units owned individually and by a person’s immediate family members or trusts for the benefit of his or her immediate family members; (ii) RSUs or LTIP units not yet vested; (iii) shares or LTIP units held in a 401(k) plan; and (iv) shares or LTIP units held in deferred or other compensation plans. Directors will not be permitted to sell or otherwise transfer any shares or LTIP units unless and until such time as they meet these stock ownership guidelines. We believe that requiring ownership of our stock creates alignment between directors and stockholders and encourages directors to act to increase stockholder value. As of the date of this Proxy Statement, all of the directors are in compliance with our stock ownership guidelines and there are currently no pledges of stock, RSUs, LTIP units or other equity awards by directors.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 21

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

We currently have no employees. Our day-to-day management functions are performed by our Asset Manager and related affiliates. For purposes of this disclosure, our named executive officers include Messrs. Nia, Feldman and Ross, all of whom are employees of our Asset Manager or its affiliates utilized by our Asset Manager to provide management services for us. During 2017, all of the compensation that we paid to our named executive officers consisted of equity compensation issued pursuant to the terms of the management agreement with the Manager.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups (JOBS) Act. As such, we are permitted to meet the disclosure requirements of Item 402 of Regulation S-K by providing the reduced disclosures required of a smaller reporting company.

Spin-Off Grants

In connection with the Spin-off, on March 7, 2016, our Compensation Committee granted RSUs subject to the achievement of performance-based vesting conditions under the NorthStar Realty Europe Corp. 2015 Omnibus Stock Incentive Plan (the “2015 Plan”) to our named executive officers and other executives or employees of our Asset Manager. These grants were made in order to provide long-term incentives to the recipients following the Spin-off and seek to align their interests with those of our stockholders. Approximately 50% of the RSUs, which we refer to as the Absolute TSR RSUs, are subject to the achievement of performance-based hurdles relating to our absolute total stockholder return (“TSR”). The other 50% of the RSUs, which we refer to as the Relative TSR RSUs, are subject to the achievement of performance-based hurdles based on our TSR relative to the MSCI US REIT Index. The terms of these grants are described in further detail below.

Absolute TSR RSUs

The Absolute TSR RSUs will only vest if and to the extent our TSR during the period from the grant date through December 31, 2019 exceeds specific hurdles and the recipient remains employed by Colony or one of its subsidiaries through the end of such period. In order for all of the RSUs to vest, our annual compounded TSR must equal or exceed 15% during this period. An amount equal to at least 25% but less than 100% of the RSUs will vest if our annual compounded TSR equals or exceeds 8% and is less than 15%, which amount shall be determined through linear interpolation. None of the RSUs will vest if our annual compounded TSR for this period is less than 8%. Upon vesting pursuant to the terms of the Absolute RSUs, the RSUs that vest will be settled in shares of common stock and the recipients will be entitled to receive the distributions that would have been paid with respect to a share of common stock (for each RSU that vests) on or after the date the RSUs were initially granted.

Relative TSR RSUs

The Relative TSR RSUs will only vest if and to the extent our relative TSR compared to the MSCI US REIT Index during the period from the grant date through December 31, 2019 exceeds specific hurdles and the recipient remains employed by Colony or one of its subsidiaries through the end of such period. The recipient will vest in 125% of the number of RSUs granted if our annual compounded TSR equals or exceeds 150% of the annual compounded total return generated by the MSCI US REIT Index during this period. An amount equal to at least 25% but less than 125% of the RSUs will vest and be earned if our annual compounded TSR equals or exceeds 50% and is less than 150% of the annual compounded total return generated by the MSCI US REIT Index, which amount shall be determined through linear interpolation. None of the RSUs will vest or be earned if our annual compounded TSR is less than 50% of the annual compounded total return generated by the MSCI US REIT Index. In the event that our TSR or the total return generated by the MSCI US REIT Index is negative during this period, these percentages will be calculated in a manner that measures the difference in absolute value between our annual compounded TSR and the annual compounded total return generated by MSCI US REIT Index as compared to the absolute value of the annual compounded total return generated by MSCI US REIT Index. Upon vesting pursuant to the terms of the Relative RSUs, the RSUs that vest will be settled in shares of common stock and the recipients will be entitled to receive the distributions that would have been paid with respect to a share of common stock (for each RSU that vests) on or after the date the RSUs were initially granted.

Compensation Paid Pursuant to Management Agreement

Management Agreement

Pursuant to the terms of the management agreement that we entered into with our Asset Manager in connection with the Spin-off, we, together with NorthStar Realty, were obligated to pay directly or reimburse our Asset Manager for up to 50% of any long-term bonus or other compensation that NSAM’s compensation committee determined should be paid and/or settled in the

22 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

EXECUTIVE COMPENSATION

form of equity and/or equity-based compensation to executives, employees and service providers of our Asset Manager during any year. Subject to this overall limitation, the management agreement provided that the specific amount to be paid by us was to be determined by NSAM’s compensation committee in its discretion. NSAM’s compensation committee also had the discretion to determine whether this compensation was to be granted in shares of our restricted stock, restricted stock units, LTIP Units or other forms of equity compensation or stock-based awards; provided that if at any time a sufficient number of shares of our common stock were not available for issuance under our equity compensation plan, we retained the right to pay such compensation in the form of RSUs, LTIP Units or other securities that may be settled in cash. The management agreement provided for the equity compensation payable by us each year to be allocated on an individual-by-individual basis at the discretion of NSAM’s compensation committee and, as long as the aggregate amount of the equity compensation for such year did not exceed the limits set forth in the management agreement, the proportion of any particular individual’s equity compensation payable by us could be greater or less than 50% of that individual’s total equity compensation.

2017 Equity Awards under the Management Agreement

In recognition of our named executive officers’ performance in 2016, NSAM’s compensation committee decided to award long-term bonuses in equity to our named executive officers in early 2017 consisting in part of restricted shares of our common stock. As a result, in order to fulfill our obligations under the management agreement, we issued restricted shares of our common stock to our named executive officers under the 2015 Plan on January 2, 2017, as follows: Mr. Nia - 80,064 shares; Mr. Feldman - 30,323 shares; and Mr. Ross - 9,608 shares. Based on the terms established by NSAM, which were consistent with the terms of the restricted shares of our common stock granted in 2015, these shares were subject to vesting in three substantially equal annual installments on December 31, 2017, 2018 and 2019 or, for Mr. Feldman, 12 substantially equal quarterly installments from April 2017 through January 2020, based on the named executive officer’s continued employment with NSAM or one of its subsidiaries through such dates, subject to acceleration upon a change of control of the Company or NSAM. The Mergers constituted a change of control of NSAM and, as a result, all of our unvested equity awards that were granted to our named executive officers prior to the closing of the Mergers that were scheduled to vest based solely on continued employment, including the restricted shares of our common stock granted in January 2017, were, in accordance with their terms, 100% vested upon the closing of the Mergers.

In addition, in June 2017, the compensation committee of Colony (as the successor to NSAM following the Mergers) granted a retention stock award to Mr. Nia and, consistent with the terms of the management agreement, determined that a portion should be paid in restricted shares of our common stock. As a result, in order to fulfill our obligations under the management agreement, we issued 121,048 restricted shares of our common stock under the 2015 Plan to Mr. Nia in June 2017. Based on the terms established by Colony, one-third of these shares are scheduled to vest on January 10, 2019 and the remaining two-thirds are scheduled to vest on January 10, 2020, subject to Mr. Nia’s continued service to us, Colony, a company managed by Colony or any of their subsidiaries through such dates, subject to acceleration in certain circumstances. The restricted shares are subject to a clawback provision that applies in the event we are required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws relating to the amount of the award earned or accrued during the twelve-month period following the first public issuance or filing of the noncompliant financial document. Additionally, if Mr. Nia takes actions in violation or breach of or in conflict with any of our policies or procedures or agreement with or obligation to us, Colony, a company managed by Colony or any of their subsidiaries then we have the right to cause the forfeiture of any unvested restricted shares and repayment to us of any restricted shares that vested during the two-year period prior to such actions.

Amended and Restated Management Agreement

On November 9, 2017, we entered into an amended and restated management agreement with our Asset Manager effective as of January 1, 2018. Pursuant to the amended and restated management agreement, our Asset Manager continues to be solely responsible for determining and paying all non-equity compensation to our named executive officers. With respect to equity compensation, each year our Compensation Committee will, in its sole discretion, determine the aggregate amount, type and the terms of an equity compensation pool (which may include shares of our restricted stock, RSUs, LTIP Units or other applicable forms of equity or other stock-based awards in our company) to be allocated among members of management of our Company and other employees of our Asset Manager. Our Asset Manager will then have the discretion to allocate this annual equity compensation pool for each year among the members of management of our company, including our named executive officers, and other employees of our Asset Manager. In addition, as described below, we have agreed to pay or reimburse our Asset Manager for 50% of any cash severance payable by our Asset Manager to Mr. Nia in the event his employment is terminated in certain circumstances; provided that, in most circumstances, our payment or reimbursement obligation only applies if our Board has consented to the termination or actions resulting in the termination.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 23

EXECUTIVE COMPENSATION

Compensation Paid by our Asset Manager

We generally do not pay any compensation to our named executive officers or specifically reimburse our Asset Manager for compensation it pays to our named executive officers (each of whom is a Managing Director of Colony), except for equity compensation as described above, and we are not responsible for determining the amount of any compensation paid to our named executive officers by our Asset Manager. As described below, we have agreed to pay or reimburse our Asset Manager for 50% of any cash severance payable by our Asset Manager to Mr. Nia in the event his employment is terminated in certain circumstances; provided that, in most circumstances, our payment or reimbursement obligation only applies if our Board has consented to the termination or actions resulting in the termination. The management agreement with our Asset Manager did not require, and the amended and restated management agreement with our Asset Manager does not require, that any specified amount or percentage of the management fees that we pay to our Asset Manager be allocated to our named executive officers. However, in order to allow us to provide our stockholders with more information regarding the compensation of our named executive officers, our Asset Manager has informed us that it estimates that the aggregate compensation paid by our Asset Manager to our named executive officers that may reasonably be associated with their management of our Company totaled $4.2 million for 2017, including cash compensation and the value of equity compensation. This aggregate amount represents approximately 29% of the $14.4 million in total management fees (including the base management fee and incentive fee, if any) paid by us to our Asset Manager for 2017. Of this aggregate amount, our Asset Manager has informed us that approximately 25% represented fixed compensation (e.g., salaries) and 75% represented variable compensation (e.g., performance-based bonuses and long-term equity-based compensation). Our Asset Manager has informed us that it did not use a specific formula to calculate the variable compensation it paid to our named executive officers and that, generally, in determining each named executive officer’s variable compensation, our Asset Manager took into account factors such as the individual’s position, experience and contribution to our business and our Asset Manager’s business, such individual’s performance and the performance of our company and our Asset Manager, the management fees generated by our Asset Manager from our company, competitive market dynamics and any contractual commitments our Asset Manager has with such individual.

Executive Compensation Process

Overall, the Compensation Committee is responsible for determining and approving the compensation of all of our executive officers. Actions of the Compensation Committee may occur at regularly scheduled meetings, special meetings or by written consent. Specific meeting agendas are prepared by the chair of the Compensation Committee or our executive officers, although they reflect the direction of the Compensation Committee. Matters to be acted on by written consent may relate to matters that have been previously discussed and/or are summarized by one of our executive officers, a consultant engaged by the Compensation Committee or other advisor to the Company or the Compensation Committee.

For 2017, the matters the Compensation Committee addressed included grants of equity awards to our named executive officers and other executives or employees of our Manager or its affiliates that we were contractually obligated to pay pursuant to the management agreement in effect at the time. The only other compensation that we paid to our named executive officers for 2017 were equity compensation awards that we were obligated to pay pursuant to that management agreement. While the Compensation Committee approved the issuance of the equity awards that we were contractually obligated to pay pursuant to the management agreement, it was not involved in determining the amounts or terms of these equity awards.

24 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for each of our named executive officers in accordance with Item 402(n) of Regulation S-K.

Name and Principal Position	Year(1)	Stock Awards ($)(2)	Total Compensation ($)
Mahbod Nia	2017	2,550,100	2,550,100
Chief Executive Officer and President	2016	4,894,629	4,894,629
	2015	—	—
Keith A. Feldman	2017	384,496	384,496
Chief Financial Officer and Treasurer
Trevor K. Ross	2017	121,829	121,829
General Counsel and Secretary	2016	586,827	586,827
(1)	During 2015, the only one of our executive officers who was a “named executive officer” for whom compensation related disclosures were required to be provided was our Chief Executive Officer and President, Mahbod Nia. We did not pay Mr. Nia for serving in his position in 2015, and accordingly, no compensation was reportable for that year.
(2)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 505, of awards that were granted to our named executive officers in the applicable year.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer as of December 31, 2017.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market or Payout Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mahbod Nia	121,048	1,625,675	290,323	3,899,038
Keith A. Feldman	—	—	54,435	731,062
Trevor K. Ross	—	—	36,290	487,375
(1)	All equity awards granted prior to the Mergers which were subject to the named executive officer’s continued employment through the applicable vesting date were vested in full in accordance with their terms upon the closing of the Mergers. With respect to Mr. Nia only, represents the unvested portion of restricted shares of our common stock that were granted on June 30, 2017 as a retention award in connection with his entry into an Amended and Restated Employment Agreement with Colony Capital UK, Ltd. Such shares are scheduled to vest as follows: one-third of the shares will vest on January 10, 2019 and the remaining two-thirds of the shares will vest on January 10, 2020, in each case subject to his continued employment through each such vesting date.
(2)	The value of the awards reflected in the table is based on a price per share or unit of $13.43 per share, which was the closing price on the NYSE of one share of our common stock as of December 29, 2017.
(3)	Represents Absolute TSR RSUs and Relative TSR RSUs that were granted in connection with the Spin-off that will only be earned based upon the achievement of cumulative performance goals for the four-year period ending December 31, 2019. Assuming our performance for the four-year performance period applicable to these awards continues at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2017, each named executive officer would fully earn the Absolute TSR RSUs and Relative TSR RSUs. As a result, the table reflects 100% of the Absolute TSR RSUs and 125% of the Relative TSR RSUs, which represents the number of RSUs that would be earned if the respective “maximum” performance goal was achieved for each of the Absolute TSR RSUs and Relative TSR RSUs. See “Spin-Off Grants-Absolute TSR RSUs and -Relative TSR RSUs” above for additional information relating to these equity awards.
NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 25

EXECUTIVE COMPENSATION

Termination and Change of Control Arrangements

We do not have any contracts, plans or arrangements that provide for payment to any of our named executive officers in connection with any termination, change of control of the Company or change in such officer’s responsibilities, other than those as discussed below.

Spin-off Grants

For each named executive officer, in the event that the employment of the named executive officer with our Asset Manager is terminated without cause or we terminate the management agreement with our Asset Manager without cause, then, for each of the Absolute TSR RSUs and Relative TSR RSUs, the named executive officer will vest in the greater of 100% of such RSUs or, if such termination occurs prior to a change of control of the Company, the number of such RSUs that would have vested if a change of control of the Company had occurred on the date of such termination. In the event that the employment of a named executive officer with our Asset Manager is terminated as a result of death or disability, then the named executive officer will retain a pro rata percentage of the Absolute TSR RSUs and Relative TSR RSUs and vesting of the remaining amount will remain subject to the same performance-based criteria and will be determined at the end of the performance period. In each case, the vesting or retention of Absolute TSR RSUs and Relative TSR RSUs in connection with a termination as described above is subject to the named executive officer’s execution of a general release of claims in favor of our Company and related persons and entities.

Upon a change of control of the Company, each named executive officer will be entitled to vesting of a pro rata percentage of the Absolute TSR RSUs and Relative TSR RSUs based on the greater of the percentage of the performance period that has elapsed or the percentages of such awards that would have been earned if our stock price at the end of the performance period had been the same as the stock price on the date of the change of control of the Company. If less than 100% of the Absolute TSR RSUs or Relative TSR RSUs vest upon a change of control of the Company, then the unvested RSUs will be retained and will vest if the recipient remains employed by Colony or one of its subsidiaries through the end of the performance period.

Reimbursement Agreement

We do not have employment agreements with our named executive officers, but we have entered into a Reimbursement Agreement, dated June 30, 2017, under which we have agreed to pay or directly reimburse our Asset Manager for severance paid to Mr. Nia. In the event that Mr. Nia’s employment with our Asset Manager is terminated either without cause, for good reason or as a result of our Asset Manager electing not to renew his current employment agreement at the expiration of its term, then we will be obligated to pay or directly reimburse our Asset Manager for 50% of any cash payments made by our Asset Manager in connection with such qualifying termination of employment. Notwithstanding the foregoing, we will not be responsible for the reimbursement of any cash payments if our Board has not consented to the termination, non-renewal or other action taken by our Asset Manager with the intent to create good reason, as applicable.

Restricted Stock Award

Pursuant to the terms of the restricted shares of our common stock that we granted to Mr. Nia in June 2017, as amended, all of the then-unvested restricted shares will become fully vested in the event of a termination of Mr. Nia’s service without cause by us, Colony, a company managed by Colony or any of their subsidiaries, Mr. Nia’s resignation for good reason (as defined in his employment agreement with our Asset Manager), our termination of the management agreement with our Asset Manager without cause, a termination of Mr. Nia’s service due to his death or disability or a change of control of the Company.

26 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY BY DIRECTORS AND EXECUTIVE OFFICERS

The following table set forth as of June 19, 2018, the number and percentage of shares of our common stock beneficially owned by:

•	each director;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The following table also sets forth the number and percentage of shares of our common stock beneficially owned by each person, known to us, to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock in each case, based solely on, and as of the date of, such person’s filing of Schedule 13D or Schedule 13G (or an amendment thereto) with the SEC:

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)(2)	Number		Percentage(3)
Principal Stockholders
Colony Capital Operating Company, LLC
Colony Capital, Inc.	5,636,537	(4)	11.0%
The Vanguard Group	5,465,032	(5)	10.7%
Senvest Management, LLC
Richard Mashaal	4,757,009	(6)	9.3%
BlackRock, Inc.	4,230,972	(7)	8.3%
Vanguard Specialized Funds - Vanguard REIT Index Fund	3,532,827	(8)	6.9%
Directors, Director Nominees and Executive Officers:
Richard B. Saltzman	13,257	(9)	*
Mario Chisholm	32,799		*
Judith A. Hannaway	33,776	(10)	*
Dianne Hurley	28,689		*
Oscar Junquera	35,789	(11)	*
Wesley D. Minami	40,991	(12)	*
Mahbod Nia	412,384	(13)	*
Keith A. Feldman	95,259	(14)	*
Trevor K. Ross	63,156	(15)	*
All directors and executive officers as a group	756,100		*
*	Less than one percent.
(1)	Each listed person’s beneficial ownership includes: all shares of our common stock and vested common units in our Operating Partnership over which the person has or shares direct or indirect voting or dispositive control and all other shares of our common stock over which the person has the right to acquire direct or indirect voting or dispositive control within 60 days. Unless otherwise described in a footnote below, each person has sole voting and dispositive control over the securities beneficially owned.
(2)	The address of each of the directors and executive officers is 590 Madison Avenue, 34th Floor, New York, NY 10022.
(3)	Based on 51,223,879 shares of common stock outstanding as of June 19, 2018.
(4)	Based on information included in the Schedule 13D/A filed by Colony Capital Operating Company, LLC and Colony Capital, Inc. (collectively, “CLNY”) on December 1, 2017 (the “CLNY 13D”). According to the CLNY 13D, each of Colony Capital Operating Company, LLC and Colony Capital, Inc. are deemed to beneficially own 5,636,537 shares of our common stock and have shared voting power and shared dispositive power over such shares. The address of CLNY is 515 S. Flower Street, 44th Floor, Los Angeles, California 90071.
(5)	Based on information included in the Schedule 13G/A filed by The Vanguard Group on February 9, 2018 (the “Vanguard 13G”).
NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 27

Security Ownership of Certain Beneficial Owners and Management

According to the Vanguard 13G, The Vanguard Group beneficially owns 5,465,032 shares of our common stock, with sole voting power over 60,284 shares, shared voting power over 17,260 shares, sole dispositive power over 5,391,149 shares and shared dispositive power over 73,883 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Based on information included in the Schedule 13G/A filed by Senvest Management, LLC and Richard Mashaal (collectively, “Senvest”) on February 12, 2018 (the “Senvest 13G”). According to the Senvest 13G, each of Senvest Management, LLC and Richard Mashaal beneficially owns 4,757,009 shares of our common stock and have shared voting power and shared dispositive power over such shares. The address of Senvest is 540 Madison Avenue, 32nd Floor, New York, NY 10022.
(7)	Based on information included in the Schedule 13G/A filed by BlackRock, Inc. on January 29, 2018 (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock, Inc. beneficially owns 4,230,972 shares of our common stock, with sole voting power over 4,116,970 shares and sole dispositive power over 4,230,972 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(8)	Based on information included in the Schedule 13G/A filed by Vanguard Specialized Funds - Vanguard REIT Index Fund (“Vanguard Specialized Funds”) on February 2, 2018 (the “Vanguard Specialized Funds 13G”). According to the Vanguard Specialized Funds 13G, Vanguard Specialized Funds beneficially owns 3,532,827 shares of our common stock, with sole voting power over such shares. The address of Vanguard Specialized Funds is 100 Vanguard Blvd., Malvern, PA 19355.
(9)	Excludes 8,838 shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
(10)	Includes: (i) 2,383 Common Units and (ii) 17,528 LTIP Units.
(11)	Includes 17,528 LTIP Units.
(12)	Includes: (i) 2,383 Common Units and (ii) 17,528 LTIP Units.
(13)	Excludes 287,593 shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
(14)	Excludes 61,291 shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met. Mr. Feldman was appointed as our Chief Financial Officer and Treasurer effective on May 10, 2017.
(15)	Excludes 39,040 shares of our common stock subject to RSUs previously issued by us, which will only be issued if and to the extent future performance conditions are met.
28 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

PROPOSAL NO. 2: Ratification of Appointment of Our Independent Registered Public Accounting Firm

PROPOSAL NO. 2:	Ratification of Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of our Board has appointed PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm for the fiscal year ending December 31, 2018. A representative of PricewaterhouseCoopers, Société coopérative is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the appointment of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the appointment of PricewaterhouseCoopers, Société coopérative to the stockholders for ratification as a matter of good corporate governance.

If this appointment is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement, but will not be required to appoint a different firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Our Board of Directors Recommends a Vote “FOR” Ratification of the Selection of PricewaterhouseCoopers, Société coopérative as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Board of Directors, or the Board, of NorthStar Realty Europe Corp., a Maryland Corporation, or the Company, does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee operates under a written charter adopted by the Board, consistent with the corporate governance rules of the Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE. A copy of the Audit Committee charter is available on the Company’s website at www.nrecorp.com. The Board has determined that all members of the Audit Committee meet the independence standards established by the NYSE.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the preparation of the financial statements and the reporting process, including maintaining a system of internal control over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee appointed PricewaterhouseCoopers, Société coopérative, an independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, or U.S. GAAP, and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function, which was performed by KPMG LLP for the 2016 year; and (4) the Company’s compliance with legal and regulatory requirements.

In discharging its oversight role, the Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers, Société coopérative, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices and

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 29

PROPOSAL NO. 2: Ratification of Appointment of Our Independent Registered Public Accounting Firm

the reasonableness of significant judgments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with PricewaterhouseCoopers, Société coopérative the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee discussed with PricewaterhouseCoopers, Société coopérative its independence from the Company and the Company’s management and PricewaterhouseCoopers, Société coopérative provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.

The Audit Committee discussed with PricewaterhouseCoopers, Société coopérative the overall scope and plans for their audit. The Audit Committee met with PricewaterhouseCoopers, Société coopérative, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

Based on such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is filed with the SEC. The Board approved this recommendation.

Audit Committee:

Wesley D. Minami, Chairperson
Mario Chisholm
Oscar Junquera

30 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

Aggregate fees billed and expected to be billed by PricewaterhouseCoopers, Société coopérative for the fiscal years ended December 31, 2017 and 2016 were as follows (dollars in thousands):

TYPE OF FEE	2017	2016
Audit Fees(1)	$3,076	$3,716
Audit-Related Fee	—	—
Tax Fee	—	—
All Other Fees	—	—
Total	$3,076	$3,716
(1)	Audit fees consisted principally of fees for the audit of our financial statements and registration statement-related services performed pursuant to SEC filing requirements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Fees for audit services for the fiscal years ended December 31, 2017 and 2016 include fees billed associated with the annual audits, the quarterly review of the Form 10-Q for the three month periods ended March 31, 2017, June 30, 2017, September 30, 2017, March 31, 2016, June 30, 2016 and September 30, 2016 and for other attest services, including issuance of consents and other documents filed by us with the SEC.

AUDIT COMMITTEE PRE-APPROVAL POLICY

In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any audit and non-audit services to be performed by PricewaterhouseCoopers, Société coopérative to ensure that the work does not compromise its independence in performing audit services. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. The Audit Committee annually reviews and pre-approves all audit, audit-related, tax and all other services that are performed by the Company’s independent registered public accounting firm. The Audit Committee pre-approved all of the services listed in the table above. In some cases, the Audit Committee pre-approves the provision of a particular category or group of services, subject to a specified budget. The Audit Committee has also authorized the chairperson of the Audit Committee to pre-approve permissible services and related fees and the chairperson must report such pre-approval to the full Audit Committee at its next scheduled meeting.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 31

PROPOSAL NO. 3: Amendment to our charter that would permit our Board of Directors to provide stockholders with the right to amend our bylaws to the extent permitted in our bylaws

PROPOSAL NO. 3:	Amendment to our charter that would permit our Board of Directors to provide stockholders with the right to amend our bylaws to the extent permitted in our bylaws

Our Board has adopted and declared advisable, and recommends for your approval, an amendment to our Charter to remove the word “exclusive” from the last sentence of Section 6.6 in order to permit our Board of Directors to amend the Bylaws to allow both directors and stockholders to amend our Bylaws in accordance with the provisions of the Bylaws (the “Proposed Charter Amendment”). Set forth below is the entire text of Article VI, Section 6.6 of our Charter, with the deletions proposed by Proposal 3 indicated by strike out:

“Section 6.6   Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws. The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.”

The general description of the Proposed Charter Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Charter Amendment, which is attached as Appendix A to this proxy statement and is incorporated by reference herein.

Currently, our Bylaws provide that our Board shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws. Subject to stockholder approval of the Proposed Charter Amendment, our Board has approved an amendment to our existing Bylaws (the “Bylaws Amendment”), which will be incorporated into Amended and Restated Bylaws (the “Amended Bylaws”), which will allow for the Bylaws to be adopted, altered or repealed by either (i) our Board or (ii) the stockholders, pursuant to a binding proposal submitted to the stockholders for approval at a duly called annual or special meeting of stockholders, by the affirmative vote of a majority of the votes entitled to be cast on the matter. Approval of the Bylaws Amendment does not require stockholder action. The adoption of the Bylaws Amendment is conditioned upon the approval of the Proposed Charter Amendment at the 2018 Annual Meeting, and the Bylaws Amendment will become effective upon effectiveness of the Proposed Charter Amendment.

If this proposal is approved by the stockholders, we will cause the Articles of Amendment to be promptly filed with the State Department of Assessments and Taxation in Maryland (the “SDAT”) and the Amended Bylaws will be concurrently effective. If the Proposed Charter Amendment is not approved by the stockholders, then Articles of Amendment will not be filed with the SDAT, the Amended Bylaws will not become effective and our Board will continue to have the exclusive power to adopt, alter or repeal any provision of the Bylaws pursuant to our Charter.

Our Board of Directors Recommends a Vote “FOR” the Amendment to our Charter that would permit our Board of Directors to provide stockholders with the right to amend our Bylaws to the extent permitted in the Bylaws.

32 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

PROPOSAL NO. 4: Authorize issuance of up to 5,000,000 shares of common stock to our Asset Manager

PROPOSAL NO. 4:	Authorize issuance of up to 5,000,000 shares of common stock as potential payment of incentive fees to our Asset Manager

Background Information

Our Asset Manager is generally responsible for the management of the Company’s day to day operations, subject to the supervision and management of our Board, in accordance with the terms of an amended and restated management agreement between the Company and our Asset Manager, dated as of November 9, 2017 and effective as of January 1, 2018. Pursuant to the amended and restated management agreement, the Company is obligated to pay our Asset Manager certain base management fees, as well as, in some circumstances, an incentive fee.

Whether an incentive fee is due to our Asset Manager depends on the Company’s performance during a calendar-year measuring period, the first of which began on January 1, 2018. The amended and restated management agreement provides for an initial term of five years, with subsequent automatic renewals for additional three year terms, unless either party provides notice to the other party of its intention to decline to renew the agreement at least six months prior to the expiration of the then-current term.

The Company is obligated to pay our Asset Manager an incentive fee, if any, with respect to each measurement period equal to twenty percent (20%) of: (i) the excess of (a) the Company’s Total Stockholder Return (as defined in the amended and restated management agreement, which includes stock price appreciation and dividends received and is subject to a high watermark price established when a prior incentive fee is realized) for the relevant measurement period above (b) a 10% cumulative annual hurdle rate, multiplied by (ii) the Company’s Weighted Average Shares (as defined in the amended and restated management agreement) during the measurement period.

Subject to certain conditions set forth in Section 4(d) of the amended and restated management agreement for common stock payments, the Company may elect to pay the incentive fee, if any, in cash or in shares of restricted common stock or shares of unrestricted common stock repurchased by the Company in the open market (or a combination thereof). Any shares of common stock issued by the Company to our Asset Manager pursuant to the amended and restated management agreement will be subject to lock-up restrictions that will be released in equal one-third increments on each anniversary of the end of the measurement period with respect to which such incentive fee was earned. In calculating the value of the shares of the Company’s common stock issued in satisfaction of the incentive fee obligation, the shares of restricted common stock will be valued at the higher of: (i) the volume weighted average trading price per share for the ten consecutive trading days ending on the trading day prior to the date the payment is due and (ii) the Company’s EPRA NAV per share, based on the Company’s most recently published EPRA NAV and the Weighted Average Shares as of the end of the period with respect to which such EPRA NAV was published (all as described in the amended and restated management agreement).

For a more detailed description of the amended and restated management agreement, see “Certain Relationships and Related Transactions – Management Agreement Amendment.”

In addition, we may in the future amend the amended and restatement management agreement or enter into a new management agreement with our Asset Manager. Such amendment or new management agreement may permit the Company to issue to our Asset Manager shares of restricted common stock as payment in lieu of cash incentive fees in certain circumstances.

NYSE Listing Rules

Our charter allows our Board to issue additional shares of common stock without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Because our common stock is listed on the NYSE, we are subject to the rules contained in the NYSE Listed Company Manual, including Rule 312.03 regarding the NYSE’s shareholder approval policy.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 33

PROPOSAL NO. 4: Authorize issuance of up to 5,000,000 shares of common stock to our Asset Manager

Rule 312.03 of the NYSE Listed Company Manual states that shareholder approval is required prior to the issuance of common stock, in any transaction or series of related transactions, to:

(1)	a director, officer or substantial security holder of the company (each, a “Related Party”);
(2)	a subsidiary, affiliate or other closely-related person of a Related Party; or
(3)	any company or entity in which a Related Party has a substantial direct or indirect interest,

if the number of shares of common stock to be issued exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance.

The issuance of up to 5,000,000 shares of restricted common stock to our Asset Manager as payment of the incentive fee under the amended and restated management agreement, or as payment of any incentive fee in lieu of cash under the terms of any amendment to the amended and restated management agreement or any new management agreement with our Asset Manager, is subject to shareholder approval because our Asset Manager is a subsidiary of Colony, which is the beneficial owner of approximately 11.0% of our common stock. See “Security Ownership of Certain Beneficial Owners and Management.”

Description of Potential Issuances

In order for the Company to retain maximum flexibility in the manner in which it pays any incentive fees due to our Asset Manager, our Board has adopted and declared advisable, and recommends for your approval, the issuance of up to 5,000,000 shares of our common stock as potential payment to our Asset Manager of incentive fees, if any, due pursuant to the terms of the amended and restated management agreement or pursuant to any amendment thereof or any new management agreement with our Asset Manager, to the extent our Board elects to pay some or all of such incentive fees in shares of our common stock.

If no incentive fee becomes due pursuant to the terms of the amended and restated management agreement, or any amendment thereof or any new management agreement with our Asset Manager, none of the shares of common stock reserved under this proposal will be issued to our Asset Manager.

If this proposal is approved by the stockholders, the disinterested directors of our Board will have complete discretion in determining how much of the incentive fee, if any, due to our Asset Manager, will be paid in cash or in shares of restricted common stock or shares of unrestricted common stock repurchased by us in the open market (or a combination thereof). In making such determination, the disinterested directors will consider factors including, but not limited to, the availability of cash on hand to pay the incentive fee or repurchase shares of unrestricted common stock in the open market and the potential impact of dilution on the Company’s stockholders.

For illustrative purposes only, assuming the Company continues to pay dividends at the current quarterly rate of $0.15 per share per quarter, and the Weighted Average Shares (as defined in the amended and restated management agreement) equal 51,223,879 (shares outstanding as of June 19, 2018), the Company will be obligated to pay our Asset Manager an incentive fee if the volume weighted average trading price for our common stock over the 10 consecutive trading days ended on the last trading day of 2018 exceeds $14.43.

Effect of Issuance of Common Stock

Any issuance of the up to 5,000,000 shares of common stock that are the subject of this Proposal 4 will result in an increase in the number of our shares of common stock issued and outstanding, and our stockholders will incur dilution of their percentage ownership in the Company.

Consequences if Shareholder Approval is Not Obtained

The Company agreed in the amended and restated management agreement that it would take all actions necessary to present this Proposal 4 to its stockholders at the 2018 Annual Meeting and that, subject to its duties under applicable law, our Board would recommend that you vote to approve this Proposal 4. If we do not obtain approval of this Proposal 4 at the 2018 Annual Meeting, we will not be able to pay incentive fees due to our Asset Manager, if any, under the terms of the amended and restated management agreement or pursuant to any amendment thereof or any new management agreement with our Asset Manager, using shares of our common stock and we will have no option other than to pay such incentive fees in cash.

34 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

PROPOSAL NO. 4: Authorize issuance of up to 5,000,000 shares of common stock to our Asset Manager

Our Board of Directors Recommends a Vote “FOR” the issuance of up to 5,000,000 shares of our common stock to our Asset Manager as potential payment in lieu of cash incentive fees under the amended and restated management agreement or under the terms of any other management agreement as may be in effect from time to time between the Company and our Asset Manager, to the extent our Board elects to pay some or all of such fees in shares of our common stock.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 9, 2017, we entered into an amended and restated management agreement with our Asset Manager, an affiliate of Colony, effective as of January 1, 2018. The description of the management agreement included immediately below relates to the original agreement that was entered into in November 2015 and which was superseded as of January 1, 2018 by the amended and restated management agreement.

Management Agreement with our Asset Manager.

We first entered into a management agreement with our Asset Manager, an affiliate of Colony, in November 2015. As asset manager, our Asset Manager is responsible for our day-to-day operations, subject to supervision and management of our Board. Through its global network of subsidiaries and branch offices, our Asset Manager performs services and engages in activities relating to, among other things, investments and financing, portfolio management and other administrative services, such as accounting and investor relations, to us and our subsidiaries. The 2015 management agreement with our Asset Manager provided for a base management fee and incentive fee.

Term; Renewals

The initial term of the management agreement was 20 years from October 31, 2015 with automatic renewals for additional 20 year terms each anniversary thereafter unless earlier terminated. The management agreement could not be terminated during its initial term, during any renewal term or at the end of any term, other than for cause (as defined in the management agreement).

Base Management Fee

For the years ended December 31, 2017, 2016 and 2015, we incurred $14.4 million, $14.1 million and $2.3 million, respectively, related to the base management fee. As of December 31, 2017 and 2016, $3.6 million and $3.5 million, respectively, was recorded in due to related party on the consolidated balance sheets. The base management fee to our Asset Manager was $14 million subject to increase by an amount equal to 1.5% per annum of the sum of:

•	any equity we issue in exchange or conversion of exchangeable or stock-settlable notes;
•	any other issuances by us of common equity, preferred equity or other forms of equity, including but not limited to LTIP Units in the Operating Partnership (excluding units issued to us and equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and
•	cumulative cash available for distribution (“CAD”), if any, in excess of cumulative distributions paid on common stock, LTIP Units or other equity awards which began with our fiscal quarter ended March 31, 2016.

Incentive Fee

For the years ended December 31, 2017, 2016 and 2015, we did not incur an incentive fee. The incentive fee was calculated and payable quarterly in arrears in cash, equal to:

•	the product of: (a) 15.0% and (b) our CAD before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.30 per share and up to $0.36 per share; plus
•	the product of: (a) 25.0% and (b) our CAD before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, of any amount in excess of $0.36 per share;
•	multiplied by our weighted average shares outstanding for the calendar quarter.

Weighted average shares represent the number of shares of our common stock, LTIP Units or other equity-based awards (with some exclusions) outstanding on a daily weighted average basis. With respect to the base management fee, all equity issuances were allocated on a daily weighted average basis during the fiscal quarter of issuance. With respect to the incentive fee, such amounts would have been appropriately adjusted from time to time to take into account the effect of any stock split, reverse stock split, stock dividend, reclassification, recapitalization or other similar transaction.

36 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Additional Management Agreement Terms

Our 2015 management agreement with our Asset Manager provided that in the event of a change of control of our Asset Manager or other event that could be deemed an assignment of the management agreement, we would consider such assignment in good faith and not unreasonably withhold, condition or delay our consent. The management agreement further provided that we anticipated consent would be granted for an assignment or deemed assignment to a party with expertise in commercial real estate and over $10 billion of assets under management. The management agreement also provided that, notwithstanding anything in the agreement to the contrary, to the maximum extent permitted by applicable law, rules and regulations, in connection with any merger, sale of all or substantially all of the assets, change of control, reorganization, consolidation or any similar transaction by us or our Asset Manager, directly or indirectly, the surviving entity would succeed to the terms of the management agreement.

Payment of Costs and Expenses and Expense Allocation

Under the management agreement, we were responsible for all of our direct costs and expenses and required to reimburse our Asset Manager for costs and expenses incurred by our Asset Manager on our behalf. In addition, our Asset Manager could allocate indirect costs to us related to employees, occupancy and other general and administrative costs and expenses in accordance with the terms of, and subject to the limitations contained in, the management agreement (the “G&A Allocation”). Our management agreement provided that the amount of the G&A Allocation would not exceed the following: (i) 20% of the total of: (a) our general and administrative expenses as reported in our consolidated financial statements excluding: (1) equity-based compensation expense, (2) non-recurring items, (3) fees payable to our Asset Manager under the terms of the applicable management agreement and (4) any allocation of expenses to us (“NRE’s G&A”); and (b) our Asset Manager’s general and administrative expenses as reported in its consolidated financial statements, excluding equity-based compensation expense and adding back any costs or expenses allocated to any managed company of our Asset Manager; less (ii) NRE’s G&A. The G&A Allocation may have included our allocable share of our Asset Manager’s compensation and benefit costs associated with dedicated or partially dedicated personnel who spent all or a portion of their time managing our affairs, based upon the percentage of time devoted by such personnel to our affairs. The G&A Allocation may have also included rental and occupancy, technology, office supplies, travel and entertainment and other general and administrative costs and expenses, which may have been allocated based on various methodologies, such as weighted average employee count or the percentage of time devoted by personnel to our affairs. In addition, we paid directly or reimbursed our Asset Manager for an allocable portion of any severance paid pursuant to any employment, consulting or similar service agreements in effect between our Asset Manager and any of its executives, employees or other service providers.

Our obligation to reimburse our Asset Manager for the G&A Allocation and any severance, at our Asset Manager’s discretion, and the 20% cap on the G&A Allocation, as described above, applied to us on an aggregate basis.

For the year ended December 31, 2017, our Asset Manager did not allocate any general and administrative expenses to us. For the years ended December 31, 2016 and 2015, our Manager allocated $0.2 million and $0.4 million, respectively, to us. For the years ended December 31, 2017 and 2016, our Manager did not allocate any severance to us.

In addition, the management agreement provided that we and any company spun-off from us, would pay directly or reimburse our Asset Manager for up to 50% of any long-term bonus or other compensation that our Asset Manager’s compensation committee determines shall be paid and/or settled in the form of equity and/or equity-based compensation to executives, employees and service provider of our Asset Manager during any year. Subject to this limitation and limitations contained in any applicable management agreement between our Asset Manager and any company spun-off from us, the amount paid by us and any company spun-off from us would be determined by our Asset Manager in its discretion. The Asset Manager’s compensation committee had discretion to pay this compensation in shares of our restricted stock, restricted stock units, long-term incentive plan units or other forms of equity compensation or stock-based awards; provided that if at any time a sufficient number of shares of our common stock were not available for issuance under our equity compensation plan, such compensation would have been paid in the form of RSUs, LTIP Units or other securities that may have been settled in cash. Our Asset Manager’s compensation committee had discretion to allocate our equity compensation on an individual-by-individual basis and, as long as the aggregate amount of the equity compensation for such year had not exceeded the limits set forth in the management agreement, the proportion of any particular individual’s equity compensation may have been greater or less than 50%.

We do not have employment agreements with our named executive officers, but we generally agreed to pay directly or reimburse our Asset Manager for the portion of any severance paid by our Asset Manager or any of its affiliates to an individual pursuant to the terms of any employment, consulting or similar service agreement, including any employment agreements with Colony or its subsidiaries and its named executive officers, that corresponded to or was attributable to: (i) the equity

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

compensation that we were required to pay directly or reimburse our Asset Manager pursuant to the management agreement; (ii) any cash and/or equity compensation paid directly by us to such individual as an employee or other service provider of ours; and (iii) any amounts paid to such individual by our Asset Manager or any of its affiliates for which we were obligated to reimburse our Asset Manager pursuant to the management agreement. With respect to Mahbod Nia only, in lieu of the foregoing severance payment or reimbursement, we agreed to pay directly or reimburse our Asset Manager for 50% of any cash payments made by our Asset Manager or any of its affiliates in connection with the termination of Mr. Nia’s employment either without cause or upon the non-renewal of Mr. Nia’s term of employment by the employer or by Mr. Nia for good reason; provided that our Board consented to the taking of such action (or, with respect to a termination for good reason, any action taken with the intent to create good reason). Because our obligation to pay these amounts was owed to our Asset Manager and not directly to our named executive officers and we did not control the terms of the agreements between our Asset Manager or its affiliates and our named executive officers, the discussion above does not include these amounts or a discussion of any arrangements that our Asset Manager or its affiliates may have had with our named executive officers pursuant to which our obligations to our Asset Manager may have arisen.

Management Agreement Amendment

On November 9, 2017, we entered into an amended and restated management agreement with our Asset Manager, which was effective as of January 1, 2018.

Under the amended and restated management agreement, our Asset Manager is generally responsible for managing our day to day operations, subject to the supervision and management of our Board. Our Asset Manager is required to provide us with a management team and other appropriate employees and resources necessary to manage our business.

Term; Renewals

The amended and restated management agreement provides for an initial term (beginning January 1, 2018) of five years (the “Initial Term”), with subsequent automatic renewals for additional three year terms, unless either party provides notice to the other party of its intention to decline to renew the agreement at least six months prior to the expiration of the then-current term. During the Initial Term, we can only terminate the amended and restated management agreement for cause (as described in the amended and restated management agreement).

If we elect not to renew the amended and restated management agreement at the end of a term, we will be obligated to pay our Asset Manager a termination fee (the “Termination Fee”) equal to three times the amount of the base management fees earned by our Asset Manager over the four most recent quarters immediately preceding the non-renewal. In addition, if at any time after the Initial Term, we undergo a “change of control” (as described in the amended and restated management agreement), we may elect to terminate the agreement but upon any such termination we will be obligated to pay the Termination Fee to our Asset Manager.

Assignment

The amended and restated management agreement provides that in the event of a change of control of our Asset Manager or other event that could be deemed an assignment of the amended and restated management agreement, we will consider such assignment in good faith and not unreasonably withhold, condition or delay our consent. The amended and restated management agreement further provides that we anticipate consent would be granted for an assignment or deemed assignment to a party with expertise in commercial real estate and over $10 billion of assets under management. The amended and restated management agreement also provides that, notwithstanding anything in the agreement to the contrary, to the maximum extent permitted by applicable law, rules and regulations, in connection with any merger, sale of all or substantially all of the assets, change of control, reorganization, consolidation or any similar transaction by us or our Asset Manager, directly or indirectly, the surviving entity will succeed to the terms of the amended and restated management agreement.

Base Management Fee

Pursuant to the amended and restated management agreement, beginning January 1, 2018, we are obligated to pay quarterly, in arrears, in cash, our Asset Manager a base management fee per annum equal to:

•	1.50% of our reported EPRA NAV (as described below and in the amended and restated management agreement) for EPRA NAV amounts up to and including $2.0 billion; plus
•	1.25% of our reported EPRA NAV on any EPRA NAV amount exceeding $2.0 billion.
38 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EPRA NAV is based on a U.S. GAAP balance sheet adjusted based on our interpretation of the European Public Real Estate Association (“EPRA”) guidelines, and similar as prior practices, including adjustments such as fair value of operating real estate, straight-line rent and deferred taxes and additional adjustments to be determined by us in good faith based on any changes to U.S. GAAP, international accounting standards or EPRA guidelines. In calculating EPRA NAV, the liquidation preference of preferred securities outstanding shall not be included as a liability of ours and shall not reduce EPRA NAV.

Incentive Fee

In addition to the base management fees, we are obligated to pay our Asset Manager an incentive fee, if any, with respect to each measurement period equal to twenty percent (20%) of: (i) the excess of (a) our Total Stockholder Return (as defined in the amended and restated management agreement, which includes stock price appreciation and dividends received and is subject to a high watermark price established when a prior incentive fee is realized) for the relevant measurement period above (b) a 10% cumulative annual hurdle rate, multiplied by (ii) our Weighted Average Shares (as defined in the amended and restated management agreement) during the measurement period. The first measurement period for the incentive fee began on January 1, 2018 and will end on December 31, 2018 and subsequent measurement periods will begin on January 1 and end on December 31 of each subsequent calendar year. Subject to the conditions set forth in Section 4(d) of the amended and restated management agreement for common stock payments, we may elect to pay the incentive fee, if any, in cash or in shares of restricted common stock or shares of unrestricted common stock repurchased by us in the open market (or a combination thereof). Any shares of common stock delivered by us will be subject to lock-up restrictions that will be released in equal one-third increments on each anniversary of the end of the measurement period with respect to which such incentive fee was earned. In calculating the value of the shares of our common stock paid in satisfaction of the incentive fee obligation, the shares of restricted common stock will be valued at the higher of: (i) the volume weighted average trading price per share for the ten consecutive trading days ending on the trading day prior to the date the payment is due and (ii) our EPRA NAV per share, based on our most recently published EPRA NAV and the Weighted Average Shares as of the end of the period with respect to which such EPRA NAV was published (all as described in the amended and restated management agreement).

Costs and Expenses

We are responsible for paying (or reimbursing) our Asset Manager for all of our direct, out of pocket costs and expenses as a stand alone company incurred by or on behalf of us and our subsidiaries, all of which must be reasonable, customary and documented. Internalized Service Costs (as defined below) are not intended to be covered costs and expense under this provision and are subject to the limits described in the next paragraph.

In addition to the expenses described in the prior paragraph, for each calendar quarter, beginning with the first quarter of 2018, we are obligated to reimburse our Asset Manager for (i) all direct, reasonable, customary and documented costs and expenses incurred by our Asset Manager for salaries, wages, bonuses, payroll taxes and employee benefits for personnel employed by our Asset Manager: (a) who solely provide services to us which prior to January 1, 2018 were provided by unaffiliated third parties, including accounting and treasury services or (b) who were hired by our Asset Manager after January 1, 2018 but who solely provide services to us in respect of one of the categories of services previously internalized pursuant to clause (a) and who were not hired in connection with any event which otherwise resulted in an increase to our net asset value (such costs and expenses set forth in clauses (i) and (ii), the “Internalized Service Costs”), plus (ii) 20% of the amount calculated under clause (i) to cover reasonable overhead charges with respect to such personnel, provided that we shall not be obligated to reimburse our Asset Manager for such costs and expenses to the extent they exceed the following quarterly limits:

•	0.0375% of our aggregate gross asset value as of the end of the prior calendar quarter (excluding cash and cash equivalents and certain other exclusions) as calculated for purposes of determining EPRA NAV (“GAV”), for GAV amounts to and including $2.5 billion, plus
•	0.0313% of GAV amounts between $2.5 billion and $5.0 billion, plus
•	0.025% of GAV amounts exceeding $5.0 billion.

If our Asset Manager’s actual Internalized Service Costs during any quarter exceed the quarterly limit described in the preceding paragraph (the cumulative excess amounts, if any, in respect of each quarter during a calendar year, the (“Quarterly Cap Excess Amount”), we are obligated to reimburse our Asset Manager on an annual basis for an amount equal to the lesser of (i) the Quarterly Cap Excess Amount and (ii) the sum of the amounts, if any, determined for each quarter within such calendar year by which Internalized Services Costs in respect of such quarter were less than the quarterly limits described in the prior paragraph.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Equity Based Compensation

In addition, we expect to make annual equity compensation grants to our management and other employees of our Asset Manager, provided that the aggregate annual grant amount, type and other terms of such equity compensation must be approved by our compensation committee. Our Asset Manager will have discretion in allocating the aggregate grant among our management and other employees of our Asset Manager.

Under the amended and restated management agreement, our Asset Manager has the right to designate one nominee to be included in the nominees nominated by our Board for election at each of our annual meetings. As described above, Richard B. Saltzman has been designated for nomination to our Board pursuant to the amended and restated management agreement.

Transaction Expenses

We agreed to pay for up to $2.5 million of fees and expenses payable by our Asset Manager to its external financial advisors in connection with the negotiation and execution of the amended and restated management agreement.

Colony Ownership Waiver and Voting Agreement

In connection with the entry into the amended and restated management agreement, we provided Colony with an ownership waiver under our Charter, allowing Colony to purchase up to 45% of our stock. The waiver provides that if the amended and restated management agreement is terminated, Colony NorthStar may not purchase any shares of our common stock to the extent Colony owns (or would own as a result of such purchase) more than 9.8% of our capital stock. In connection with the waiver, Colony also agreed that for all matters submitted to a vote of our stockholders, to the extent Colony owns more than 25% of our common stock (such shares owned by Colony in excess of the 25% threshold, the “Excess Shares”), it will vote the Excess Shares in the same proportion that the remaining shares of our common stock not owned by Colony or its affiliates are voted. If the amended and restated management agreement is terminated, then beginning on the third anniversary of such termination, the threshold described in the prior sentence will be reduced from 25% to 9.8%.

Relationship with NorthStar Realty

Separation Agreement

We entered into a separation agreement with NorthStar Realty (a subsidiary of Colony following the Mergers) which set forth, among other things, our agreements with NorthStar Realty regarding the principal transactions necessary for NorthStar Realty to distribute our common stock. Under the separation agreement, NorthStar Realty distributed our common stock to its common stockholders and our management and certain NorthStar Realty employees as a result of their ownership of certain equity awards of NorthStar Realty entitling them to the same benefits as holders of NorthStar Realty common stock.

The separation agreement also set forth the other agreements that govern certain aspects of our relationship with NorthStar Realty after the Spin-off. These other agreements are described in additional detail below.

Transfer of Assets and Assumption of Liabilities

The separation agreement identified assets to be transferred, liabilities to be assumed and contracts to be performed by each of us and NorthStar Realty as part of the Spin-off and it provides for when and how these transfers, assumptions and assignments will occur.

Legal Matters

In general, NorthStar Realty assumed liability for all pending, threatened and unasserted legal claims relating to actions or omissions occurring prior to the Spin-off and we are responsible for all claims relating to actions or omissions occurring after the Spin-off that relate to our business. To the extent a claim relates to a series of actions relating to our business occurring both before and after the Spin-off, we will allocate liability for such claims between us and NorthStar Realty on a pro rata basis. In the event of any third-party claims that name both companies as defendants but that do not primarily relate to either our business or NorthStar Realty’s business, each party will cooperate with the other party to defend against such claims. Each party will cooperate in defending any claims against the other for events that are related to the Spin-off, but may have taken place prior to, on or after such date.

40 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Insurance

The separation agreement provides for all pre-Spin-off claims to be made under NorthStar Realty’s existing insurance policies and post-Spin-off claims to be made under our insurance policies. In addition, the separation agreement allocated between the parties the right to proceeds and the obligation to incur certain deductibles under certain insurance policies. On or prior to the Spin-off, we were required to have in place all insurance programs to comply with our contractual obligations and as reasonably necessary for our business. NorthStar Realty was required, subject to the terms of the agreement, to obtain certain director and officer insurance policies to apply against pre-Spin-off claims.

Tax Matters

We agreed to use our reasonable best efforts to qualify for taxation as a REIT for our taxable year ended December 31, 2015. NorthStar Realty agreed to use its reasonable best efforts to maintain its REIT status for its taxable year ended December 31, 2015, unless NorthStar Realty obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS, on which we can rely, substantially to the effect that NorthStar Realty’s failure to maintain its REIT status will not prevent us from making a valid REIT election for any taxable year, or otherwise cause us to fail to qualify for taxation as a REIT for any taxable year, pursuant to Section 856(g)(3) of the Code. We have also agreed to use commercially reasonable efforts to cooperate with NorthStar Realty as necessary to enable NorthStar Realty to qualify for taxation as a REIT and receive customary legal opinions concerning our qualification and taxation as a REIT, including by providing information and representations to NorthStar Realty and its tax counsel with respect to the composition of our income and assets, the composition of the holders of our stock and our organization, operation and qualification as a REIT for our taxable year ended December 31, 2015.

We have also agreed to indemnify NorthStar Realty against all taxes attributable to the Spin-off (other than taxes incurred by NorthStar Realty under Code section 311(b)). Additionally, we have agreed to indemnify NorthStar Realty against all taxes due with respect to NorthStar Realty, its subsidiaries, business or assets that are attributable to our failure to qualify as a REIT for our taxable year ended December 31, 2015, unless such failure was wholly or primarily attributable to NorthStar Realty, its subsidiaries, its business or its assets. NorthStar Realty has agreed to indemnify us against all taxes due with respect to us, our subsidiaries, our business and our assets relating to periods prior to the Distribution and for any taxes due with respect to us, our subsidiaries, our business and our assets that are attributable to NorthStar Realty’s failure to qualify as a REIT for its taxable year ended December 31, 2015 unless such failure was wholly or primarily attributable to us, our subsidiaries, our business or our assets.

Other Matters

Other matters governed by the separation agreement includes, but are not limited to, access to financial and other records and information, intellectual property, legal privilege, confidentiality, access to and provision of records and treatment of outstanding guarantees and a series of senior notes. Pursuant to the separation agreement, we have also agreed to issue shares of our common stock or LTIP Units in our Operating Partnership that may be issuable in the future as a result of equitable adjustments made to outstanding restricted stock units issued by NorthStar Realty prior to the Spin-off and pay any dividend equivalents owed with respect to such shares or LTIP Units.

The separation agreement also provides that NorthStar Realty has the sole and absolute discretion to determine whether to proceed with the Spin-off, including the form, structure and terms of any transactions to effect the Spin-off and the timing of and satisfaction of conditions to the consummation of the Spin-off.

Contribution Agreement

We entered into a contribution agreement and related agreements with NorthStar Realty pursuant to which NorthStar Realty contributed to our Operating Partnership, on or prior to the effective date of the contribution agreement, as the case may be, our European Real Estate Business, as set forth in the contribution agreement and $250 million in cash (in addition to any cash currently at the underlying entities to be contributed to us). Any additional expenses incurred in connection with the Spin-off are paid by NorthStar Realty.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 41

FREQUENTLY ASKED QUESTIONS AND ANSWERS

FREQUENTLY ASKED QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, Mahbod Nia, Keith A. Feldman and Trevor K. Ross, or any of them individually, the authority to vote your shares in the manner you indicate on your proxy card. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with our Board’s recommendations on each proposal. Your authorized proxies will vote in their discretion on any other matter that properly comes before the meeting or any postponement or adjournment thereof.

WHO IS ENTITLED TO VOTE?

You are entitled to vote on all matters presented to the stockholders at the meeting if you own shares of common stock, par value $0.01 per share, at the close of business on June 19, 2018, the record date for the 2018 Annual Meeting.

HOW MANY SHARES ARE ENTITLED TO VOTE AT THE MEETING?

On June 19, 2018, there were 51,223,879 shares of common stock outstanding, and no other shares of any class or series were outstanding. As a result, we expect that a total of 51,223,879 shares will be entitled to vote (which we refer to in this Proxy Statement as the “voting shares”) on all matters presented to stockholders at the meeting or any postponement or adjournment thereof.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The presence at the 2018 Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted as present at the meeting for the purpose of determining a quorum. If a quorum is not present, the 2018 Annual Meeting may be adjourned by the chairman of the meeting to a time and date not more than 120 days after the original record date without notice other than announcement at the meeting.

WHAT IS THE DIFFERENCE BETWEEN A “STOCKHOLDER OF RECORD” AND A “STREET NAME” HOLDER?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

HOW DO I VOTE MY SHARES?

If you are a “stockholder of record,” you have several choices. You can authorize a proxy to vote your shares:

•	Via the Internet;
•	By telephone; or
•	By mailing your proxy card.

Please refer to the specific instructions set forth on the enclosed printed proxy card or voting instruction form. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. As such, please have readily available the control number provided to you on your proxy form when authorizing a proxy to vote your shares via the Internet or by telephone. If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a “stockholder of record,” you may vote your shares in person at the meeting. If you hold your shares in “street name,” you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting. Obtaining a legal proxy may take several days.

42 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT ARE THE BOARD’S RECOMMENDATIONS ON HOW I SHOULD VOTE MY SHARES?

Our Board recommends that you vote your shares as follows:

•	Proposal 1: FOR each of the nominees for election as directors.
•	Proposal 2: FOR the proposal to ratify the appointment of PricewaterhouseCoopers, Société coopérative as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2018.
•	Proposal 3: FOR the amendment to our Charter that will permit our Board of Directors to provide the stockholders with the right to alter, amend, repeal our Bylaws and adopt new Bylaws to the extent permitted in the Bylaws.
•	Proposal 4: FOR the issuance of shares of our common stock as potential payment of incentive fees to our Asset Manager.

WHAT ARE BROKER NON-VOTES?

A broker non-vote occurs when you hold your shares in “street name” and your nominee, such as a broker, does not vote on a particular proposal because the nominee has not received instructions from you, as the beneficial owner, as to how to vote your shares and the nominee does not have discretionary authority to vote for that particular proposal. Brokers, banks and other nominees do not have discretionary voting power with regard to proposals 1, 3 and 4. If you do not provide your broker with voting instructions, any of your shares held in “street name” will not be voted on Proposals 1, 3 and 4. Therefore, you should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON- VOTES, IF ANY
1	Election of Directors
Each director nominee will be elected by a plurality of all the votes cast at the meeting. Therefore, the seven nominees who receive the most votes will be elected. Stockholders may not cumulate votes.

Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome. Votes “withheld” will also not be counted as votes cast and will have no impact on the outcome of the formal election. However, votes “withheld” will be considered for purposes of determining whether our majority voting policy applies.

2	Ratification of Appointment of Independent Auditors	A majority of the votes cast.
Abstentions will not be counted as votes cast and will have no impact on the outcome. Because brokers, banks and other nominees have discretionary voting power with respect to this proposal, we do not anticipate any broker non-votes.

3	Amendment to our Charter	A majority of all votes entitled to be cast on the matter.	Abstentions/broker non-votes will have the same effect as votes cast against the proposal.
4	Authorize Issuance of Shares as potential payment of incentive fees to our Asset Manager	A majority of the votes cast.
Because the rules of the NYSE require that the votes for the proposal must be at least a majority of all votes cast on the proposal, including votes for and against and abstentions, abstentions will have the same effect as votes cast against the proposal. Broker non-votes will not be counted as votes cast and will have no impact on the outcome.

WHY DID I RECEIVE MORE THAN ONE NOTICE OR PROXY CARD?

You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should indicate your vote on and sign each proxy card you receive.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 43

FREQUENTLY ASKED QUESTIONS AND ANSWERS

CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY PROXY CARD?

If you are a “stockholder of record,” you may revoke your proxy by doing one of the following:

•	By authorizing a new proxy via telephone or Internet and submitting it so that it is received by 11:59 p.m. (Eastern Time) on August 2, 2018;
•	By sending written notice of revocation to our General Counsel at 590 Madison Avenue, 34th Floor, New York, New York 10022, which notice must be received by 5:00 p.m. (Eastern Time) on July 31, 2018;
•	By signing a later-dated proxy card and submitting it to our General Counsel at the address specified above so that it is received by 5:00 p.m. (Eastern Time) on August 2, 2018; or
•	By attending the meeting and voting your shares in person.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE 2018 ANNUAL MEETING?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the 2018 Annual Meeting. If other matters requiring a vote do properly come before the 2018 Annual Meeting, the persons named as proxies will vote on those matters for you in their discretion.

WHO WILL COUNT THE VOTES?

A representative of American Stock Transfer & Trust Company, LLC will be present at the meeting to count the votes and act as the inspector of election. We will publish the voting results in a filing with the SEC by the fourth business day after the 2018 Annual Meeting. American Stock Transfer & Trust Company, LLC has been instructed that the vote of each stockholder must be kept confidential and may not be disclosed, except as necessary to meet applicable legal requirements.

WHO PAYS THE COST OF THIS PROXY SOLICITATION?

We will pay the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired D.F.King & Co., Inc. to assist in the solicitation of proxies. We will pay D.F.King & Co., Inc. a fee of $9,000, plus reasonable out-of-pocket expenses, for its proxy solicitation services.

IS THIS PROXY STATEMENT THE ONLY WAY THAT PROXIES ARE BEING SOLICITED?

Certain officers, directors, employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

ATTEND OUR ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	August 3, 2018, at 8:00 a.m., Eastern Time

Location:	535 Madison Avenue, 7th Floor New York, New York 10022

Record Date:	June 19, 2018

44 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

OTHER INFORMATION

OTHER INFORMATION

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2019

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2019 annual meeting of stockholders if they are received by the General Counsel, in writing addressed to our principal executive office, on or before February 25, 2019.

Proposals received from stockholders submitted outside of Rule 14a-8 under the Exchange Act or for a director nomination must comply with the advance notice and other requirements set forth in our Bylaws in order to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the 2018 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be submitted to the Secretary of the Company at our principal executive office at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or, based on the date of this year’s Proxy Statement of June 25, 2018, between January 26, 2019 and 5:00 p.m., Eastern Time, on February 25, 2019).

STOCKHOLDER NOMINATIONS AND RECOMMENDATIONS OF POTENTIAL CANDIDATES

The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of our General Counsel at NorthStar Realty Europe Corp., 590 Madison Avenue, 34th  Floor, New York, New York 10022. Director recommendations submitted by stockholders must include, among other things, the following:

•	the name, age and business address of the individual(s) recommended for nomination;
•	the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;
•	the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition;
•	whether and the extent to which the individual(s) recommended for nomination or the nominating stockholder(s) have engaged in any hedging, derivative or similar transactions involving our securities, including our common stock, since our last annual meeting; and
•	all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to our Board recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the Nominating and Corporate Governance Committee.

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement 45

OTHER INFORMATION

ANNUAL REPORT

A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2017 is being provided with these proxy materials to stockholders entitled to vote at the 2018 annual meeting. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: NorthStar Realty Europe Corp., 590 Madison Avenue, 34th  Floor, New York, New York 10022, Attn: General Counsel.

We will only deliver a single Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials) to multiple stockholders of record sharing an address. Stockholders of record sharing an address who wish to receive separate paper copies of the proxy statement and annual report to stockholders, or who wish to begin receiving a single paper copy of such materials, may make such request by following the instructions as follows:

•	if you are a stockholder of record, by writing to our transfer agent, American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219 or by calling 1-800-937-5449; or
•	if you are a beneficial owner, by contacting your bank, broker or other nominee or fiduciary to make such request.

Stockholders of record sharing an address who elect to receive a single paper copy of the proxy statement and annual report will continue to receive separate proxy cards, to the extent applicable.

If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com and click on “Shareholders/Account Access” to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings via E-Mail” and provide your e-mail address.

WHERE YOU CAN FIND MORE INFORMATION

We make available free of charge through our website at www.nrecorp.com under the heading “Shareholders—SEC Filings” the periodic reports and other information we file with the SEC, as required by the Exchange Act. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov.

INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or accessible through these websites is not part of this Proxy Statement.

46 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

APPENDIX A

Proposed Charter Amendment

NORTHSTAR REALTY EUROPE CORP.

ARTICLES OF AMENDMENT

NorthStar Realty Europe Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:   The charter of the Corporation (the “Charter”) is hereby amended by deleting Section 6.6 in its entirety and substituting in lieu thereof the following:

Section 6.6   Charter and Bylaws. The rights of all stockholder and the terms of all stock are subject to the provisions of the Charter and the Bylaws. The Board of Directors shall have the power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

SECOND:   The amendment to the Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD:   There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as hereinabove set forth.

FOURTH:   The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-

NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement A-1

APPENDIX A

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and President and attested by its General Counsel and Secretary this          day of                   , 2018.

ATTEST:	NORTHSTAR REALTY EUROPE CORP.
By:
Trevor K. Ross		Mahbod Nia
General Counsel and Secretary		Chief Executive Officer and President

A-2 NORTHSTAR REALTY EUROPE CORP 2018 Proxy Statement

590 Madison Avenue, 34th  Floor
New York, New York 10022
www.nrecorp.com

0

NORTHSTAR REALTY EUROPE CORP.

2018 ANNUAL MEETING OF STOCKHOLDERS

August 3, 2018

Solicited on Behalf of the Board of Directors

The undersigned stockholder of NorthStar Realty Europe Corp., a Maryland corporation (the "Company"), hereby appoints Mahbod Nia, Keith A. Feldman and Trevor K. Ross, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2018 Annual Meeting of the Stockholders of the Company to be held at 535 Madison Ave., 7th Floor, New York, New York 10022, on August 3, 2018, beginning at 8:00 a.m., Eastern Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the 2018 Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director and "for" each of the other proposals, all as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors of the Company recommends a vote "for" each nominee for director and "for" Proposals 2, 3 and 4.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

NORTHSTAR REALTY EUROPE CORP.

August 3, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20341/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730303000000001000 2 080318

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of individuals nominated by our Board of Directors, each to serve on our Board of Directors until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon the transaction of such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.